Exhibit 10.1

$150,000,000 REVOLVING CREDIT FACILITY
AMENDED AND RESTATED CREDIT AGREEMENT
by and among
THE NORTH AMERICAN COAL CORPORATION
and
THE LENDERS PARTY HERETO
and
KEYBANK NATIONAL ASSOCIATION, as Syndication Agent
and
PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
and
KEYBANC CAPITAL MARKETS INC., as Joint Lead Arranger and Joint Bookrunner
and
PNC CAPITAL MARKETS LLC, as Joint Lead Arranger and Joint Bookrunner
Dated as of August 11, 2017

TABLE OF CONTENTS

1.    CERTAIN DEFINITIONS.......................................................................................................1

1.1	Certain Definitions................................................................................................................1

1.2	Construction........................................................................................................................ 24

1.3	Accounting Principles; Changes in GAAP......................................................................... 24
2.    REVOLVING CREDIT AND SWING LOAN FACILITIES...............................................    25

2.1	Revolving Credit Commitments......................................................................................... 25

2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans.......................... 26

2.3	Commitment Fees............................................................................................................... 26

2.4	[Intentionally Omitted]....................................................................................................... 26

2.5	Revolving Credit Loan Requests; Swing Loan Requests................................................... 26

2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans........ 27

2.7	Notes................................................................................................................................... 29

2.8	Use of Proceeds................................................................................................................... 29

2.9	Letter of Credit Subfacility................................................................................................. 29

2.10	Defaulting Lenders.............................................................................................................. 35

2.11	Reduction of Revolving Credit Commitment..................................................................... 37

2.12	Increase in Revolving Credit Commitments....................................................................... 38
3.    [INTENTIONALLY OMITTED]..........................................................................................    39
4.    INTEREST RATES...............................................................................................................    39

4.1	Interest Rate Options........................................................................................................... 39

4.2	Interest Periods.................................................................................................................... 40

4.3	Interest After Default.......................................................................................................... 40

4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.......... 41

4.5	Selection of Interest Rate Options.......................................................................................42
5.    PAYMENTS...........................................................................................................................    42

5.1	Payments............................................................................................................................. 42

5.2	Pro Rata Treatment of Lenders........................................................................................... 42

5.3	Sharing of Payments by Lenders........................................................................................ 43

5.4	Presumptions by Administrative Agent.............................................................................. 43

5.5	Interest Payment Dates....................................................................................................... 43

5.6	Voluntary Prepayments....................................................................................................... 44

5.7	[Intentionally Omitted]....................................................................................................... 45

5.8	Increased Costs................................................................................................................... 45

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5.9	Taxes................................................................................................................................... 46

5.10	Indemnity............................................................................................................................ 50

5.11	Settlement Date Procedures................................................................................................ 50
6.    REPRESENTATIONS AND WARRANTIES.......................................................................    51

6.1	Representations and Warranties.......................................................................................... 51

6.2	Updates to Schedules.......................................................................................................... 57
7.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT...................    58

7.1	First Loans and Letters of Credit.........................................................................................58

7.2	Each Loan or Letter of Credit............................................................................................. 59
8.    COVENANTS.......................................................................................................................    60

8.1	Affirmative Covenants........................................................................................................ 60

8.2	Negative Covenants............................................................................................................ 62

8.3	Reporting Requirements..................................................................................................... 79
9.    DEFAULT..............................................................................................................................    70

9.1	Events of Default................................................................................................................ 70

9.2	Consequences of Event of Default..................................................................................... 72
10.    THE ADMINISTRATIVE AGENT.......................................................................................    74

10.1	Appointment and Authority................................................................................................ 74

10.2	Rights as a Lender............................................................................................................... 74

10.3	Exculpatory Provisions....................................................................................................... 74

10.4	Reliance by Administrative Agent...................................................................................... 75

10.5	Delegation of Duties........................................................................................................... 75

10.6	Resignation of Administrative Agent.................................................................................. 76

10.7	Non-Reliance on Administrative Agent and Other Lenders............................................... 76

10.8	No Other Duties, etc.; No Fiduciary Responsibility........................................................... 77

10.9	Administrative Agent's Fee................................................................................................. 77

10.10	No Reliance on Administrative Agent's Customer Identification Program........................ 77
11.    MISCELLANEOUS..............................................................................................................    77

11.1	Modifications, Amendments or Waivers............................................................................. 77

11.2	No Implied Waivers; Cumulative Remedies....................................................................... 78

11.3	Expenses; Indemnity; Damage Waiver............................................................................... 78

11.4	Holidays.............................................................................................................................. 80

11.5	Notices; Effectiveness; Electronic Communication........................................................... 80

11.6	Severability......................................................................................................................... 81

11.7	Duration; Survival............................................................................................................... 81

11.8	Successors and Assigns....................................................................................................... 81

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11.9	Confidentiality..................................................................................................................... 84

11.10	Counterparts; Integration; Effectiveness............................................................................. 85

11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL...................................................................... 85

11.12	USA Patriot Act Notice....................................................................................................... 86

11.13	No Novation........................................................................................................................ 86

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES
SCHEDULE 1.1(A)        -    PRICING GRID

SCHEDULE 1.1(B)	- COMMITMENTS OF LENDERS AND ADDRESSES FOR
NOTICES
SCHEDULE 1.1(P)        -    PERMITTED LIENS
SCHEDULE 1.1(S)        -    PROJECT MINING SUBSIDIARIES
SCHEDULE 2.9.1        -    EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1        -    QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2        -    SUBSIDIARIES
SCHEDULE 6.1.4        -    MATERIAL CONTRACTS
SCHEDULE 6.1.14        -    ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.1.1        -    OPINION OF COUNSEL

SCHEDULE 8.1	- MAINTENANCE OF MATERIAL CONTRACTS; LICENSES;
PERMITS
SCHEDULE 8.2.1        -    PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	- ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(N)(1)	- REVOLVING CREDIT NOTE

EXHIBIT 1.1(N)(2)	- SWING LOAN NOTE

EXHIBIT 2.5.1	- LOAN REQUEST

EXHIBIT 2.5.2	- SWING LOAN REQUEST

EXHIBIT 2.12	- NEW LENDER JOINDER
EXHIBIT 5.9.7(A) - U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders
That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(B) -	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(C)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign
Participants
That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(D)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders
That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 8.2.5	- DISTRIBUTION COMPLIANCE CERTIFICATE

EXHIBIT 8.3.3	- QUARTERLY COMPLIANCE CERTIFICATE

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AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the "Agreement") is dated as of August 11, 2017 and is made by and among The North American Coal Corporation, a Delaware corporation (the "Borrower"), the LENDERS (as hereinafter defined), KEYBANK NATIONAL ASSOCIATION as Syndication Agent and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent").
WHEREAS, certain of the Lenders provided a revolving credit facility to the Borrower pursuant to a Credit Agreement dated as of November 22, 2013 (as amended, the "Existing Credit Agreement"); and
WHEREAS, Borrower has requested the Lenders to amend and restate the Existing Credit Agreement to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $150,000,000 as such amount may be increased or decreased pursuant to the terms of this Agreement and the Lenders have agreed to do so, pursuant to the terms set forth herein.
In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.	CERTAIN DEFINITIONS

1.1    Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.
Administrative Agent's Fee shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].
Administrative Agent's Letter shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].
Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting interests or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
Anti-Terrorism Laws shall mean, as to any Person, any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Anti-Terrorism Laws, in each case, applicable to such Person, all as amended, supplemented or replaced from time to time.

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Debt/EBITDA Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Commitment Fee."
Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Debt/EBITDA Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee."
Applicable Margin shall mean, as applicable:
(A)    the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Debt/EBITDA Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Base Rate Spread", or
(B)    the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Debt/EBITDA Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit LIBOR Rate Spread".
Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
Authorized Officer shall mean, with respect to the Borrower, the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Secretary, Assistant Secretary, Vice President, Principal Accounting Officer, Controller, Treasurer or Assistant Treasurer of the Borrower or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
Availability shall mean, as of the date of determination, an amount, which equals the lesser of (i) the difference (if a positive number) between the amount of the Revolving Credit Commitments as of such date, less the Revolving Facility Usage as of such date or (ii) the difference (if a positive number) between the maximum pro forma amount of the available Revolving Credit Commitments that the Borrower could draw as of such date and remain in compliance with the financial covenants contained in this Agreement, less the Revolving Facility Usage as of such date.
Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Overnight Bank Funding Rate, plus 0.5%, and (b) the Prime Rate, and (c) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.4.1(i) [Revolving Credit Base Rate Option].

Black Lung Act shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.
Borrower shall mean The North American Coal Corporation, a corporation organized and existing under the laws of the State of Delaware.
Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.
Capital Expenditures shall mean for any period, with respect to any Person, the aggregate of all cash expenditures by such Person for the acquisition of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person, but excluding (a) expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced and (b) expenditures made to fund the purchase price for assets acquired in any acquisitions permitted under this Agreement.
Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].
Change in Control shall mean each and every issue, sale or other disposition of shares of stock of the Borrower which results in any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons (other than (i) NACCO or any of its Affiliates or (ii) the Permitted Holders) constituting a group (as such term is used in Rule 13d 5 under the Exchange Act), becoming the "beneficial owners" (as such term is used in Rule 13d 3 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Borrower's voting stock.
Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y)

all requests, rules, regulations, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued, promulgated or implemented.
CIP Regulations shall have the meaning specified in Section 10.10 [No Reliance on Administrative Agent's Customer Identification Program].
Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be August 11, 2017.
Coal Act shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.
Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
Commitment shall mean as to any Lender, its Revolving Credit Commitment and, in the case of PNC, the aggregate of its Revolving Credit Commitment and Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments of all of the Lenders and Swing Loan Commitment of PNC.
Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].
Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].
Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated Current Debt shall mean, without duplication, (a) all liabilities of the Borrower and its Consolidated Subsidiaries for borrowed money and liabilities for borrowed money secured by any real or personal property of any kind of the Borrower and its Consolidated Subsidiaries, which are payable within one year plus (b) the aggregate amount of any Guaranty by the Borrower or any of its Consolidated Subsidiaries of liabilities of the type described in the foregoing clause (a) except:
(i)    any liabilities which are renewable or extendable at the option of the debtor to a date in excess of one year;
(ii)    any liabilities, although payable in one year, which constitute principal payments on indebtedness expected to mature more than one year from their creation; and
(iii)    any liabilities to reimburse the issuer of letters of credit or other surety instruments, which letters of credit or other sureties are not drawn.
Consolidated Debt shall mean the total amount of Consolidated Current Debt and Consolidated Funded Debt of the Borrower and its Consolidated Subsidiaries outstanding on the date of determination, after eliminating all offsetting debits and credits between the Borrower and its Consolidated Subsidiaries and all other items required to be eliminated in the course of preparation of consolidated financial statements of the Borrower and its Consolidated Subsidiaries.

Consolidated EBITDA shall mean, for any period, Consolidated Net Income for such period plus the sum of (i) to the extent deducted in computing such Consolidated Net Income and without duplication, (A) income tax expense, (B) Consolidated Interest Expense, (C) depreciation and amortization expense, (D) depletion expense, (E) upon the effectiveness of the Accounting Standards Update 2016-02 Leases ASC 842 or the change to the International Financial Reporting Standards 16 Leases, Office and Building Lease Payments, and (F) the product of (1) equity in earnings of unconsolidated Affiliates multiplied by (2) the tax rate of such unconsolidated Affiliates divided by (3) (1 minus such tax rate) and (ii) the aggregate amount of equity advances and capital contributions made to the Borrower or any of its Consolidated Subsidiaries in cash during such period or within thirty (30) days following the end of such period and specifically designated for allocation to such period and not in the period in which made; provided that there shall be excluded from such calculation, to the extent included in Consolidated Net Income for such period, (a) non-cash extraordinary items of gain or loss, (b) non-recurring gains or losses including gains and losses from the sale of assets and (c) any items of gain or loss of any Person (other than a Person in which the Borrower owns all of the outstanding equity interests) which is accounted for by the Borrower on the equity method of accounting. For purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any of its Subsidiaries shall have acquired the equity interest of any Person which becomes a Subsidiary of the Borrower or acquired all, substantially all or a substantial part of the operating assets of any Person or disposed of all or substantially all of the equity interest in any Subsidiary or all or substantially all of the operating assets of any Subsidiary of the Borrower or a substantial part of the assets of the Borrower, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition occurred on the first day of such period.
As used in this definition of Consolidated EBITDA, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries during the same fiscal year, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" any (i) sale or disposition of assets in the ordinary course of business of the Borrower and its Subsidiaries, and (ii) any transfer of assets from the Borrower to any Wholly-Owned Subsidiary or from any Subsidiary to the Borrower or a Wholly-Owned Subsidiary.
Notwithstanding anything to the contrary contained in the definition of Consolidated EBITDA, for purposes of determining Consolidated EBITDA and to the extent included in the determination of Consolidated Net Income, any losses (after excluding the items contained in clauses (a), (b) and (c) above) related to ongoing operations in the course of closing Centennial Natural Resources may be excluded in such determination in an amount limited to up to $3,000,000 in the aggregate per any trailing twelve-month period.
Consolidated Funded Debt shall mean:
(i)    liabilities of the Borrower and its Consolidated Subsidiaries for borrowed money, other than Consolidated Current Debt and Indebtedness of the Borrower owed to any of its Subsidiaries;
(ii)    liabilities for borrowed money secured by any lien existing on any real or personal property of any kind owned by the Borrower or its Consolidated Subsidiaries (whether or not those liabilities have been assumed);

(iii)    any Obligations in connection with any capital leases of the Borrower and its Consolidated Subsidiaries; and
(iv)    the aggregate amount of any Guaranty by the Borrower or any of its Consolidated Subsidiaries of liabilities of the types described in the foregoing clause (i), (ii) and (iii) other than Guaranties which constitute Consolidated Current Debt.
Consolidated Interest Coverage Ratio shall mean at any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended as of such date to (b) Consolidated Interest Expense for such period of four consecutive fiscal quarters taken as a single accounting period.
Consolidated Interest Expense shall mean for any period, the sum of (i) interest expense of the Borrower and its Consolidated Subsidiaries for such period (including imputed interest on any Obligations in connection with any capital leases), determined on a consolidated basis in accordance with GAAP and (ii) letter of credit fees paid by the Borrower with respect to Consolidated Debt for such period. For purposes of calculation of Consolidated Interest Expense for any period, if during such period the Borrower or any Subsidiary of the Borrower shall have acquired the equity interest of any Person which becomes a Subsidiary of the Borrower or acquired all, substantially all or a substantial part of the operating assets of any Person or disposed of all or substantially all of the equity interest in any Subsidiary or all or substantially all of the operating assets of any Subsidiary of the Borrower or a substantial part of the assets of the Borrower, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect to any Consolidated Funded Debt incurred or assumed in connection with the any such acquisition and to any Consolidated Funded Debt assumed by a third party or otherwise discharged in connection with any such disposition as if such Consolidated Funded Debt has been incurred or discharged as of the first day of such period.
As used in this definition of Consolidated Interest Expense, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries during the same fiscal year, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" any (i) sale or disposition of assets in the ordinary course of business of the Borrower and its Subsidiaries, and (ii) any transfer of assets from the Borrower to any Wholly-Owned Subsidiary or from any Subsidiary to the Borrower or a Wholly-Owned Subsidiary.
Consolidated Net Income shall mean with reference to any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for all deferred income taxes) and all other items required to be deducted in the course of the preparation of consolidated financial statements of the Borrower and its Consolidated Subsidiaries in accordance with GAAP.
Consolidated Subsidiary shall mean each Subsidiary that is included in the consolidated balance sheet of the Borrower prepared in accordance with GAAP, other than Project Mining Subsidiaries.
Consolidated Total Assets means, as of any date of determination, (a) the total amount of all assets of the Borrower and its Consolidated Subsidiaries as such amounts would be shown as assets on a Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such time prepared in accordance with GAAP, minus (b) to the extent included in clause (a), all amounts properly attributable to minority interest, if any, in the stock and surplus of Consolidated Subsidiaries.
Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Real Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.
Covered Entity shall mean (a) the Borrower, each of the Borrower’s Subsidiaries, all guarantors and all pledgors of any collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.
Debt/EBITDA Ratio shall mean, as of the end of any date of determination, the ratio of Consolidated Debt at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters immediately preceding such date of determination taken as a single accounting period.
Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent's or the Borrower's receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.
As used in this definition and in Section 2.10 [Defaulting Lenders], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.
Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives or policies or programs issued by or entered into with an Official Body having the force and effect of Law and pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of Contamination; (vii) the protection of endangered or threatened species and (viii) the protection of Environmentally Sensitive Areas.
Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower and/or otherwise treated as a single employer with the Borrower under Section 414 of the Code.
ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Plan, other than an Exempt Reportable Event (as defined below), (b) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan, (c) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (d) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate with respect to a Plan. For purposes of this definition of ERISA Event, each of the events described in the following clauses (i) through (v) shall be an "Exempt Reportable Event": (i) any reportable event (under Section 4043 of ERISA and regulations thereunder) for which the requirement of notice has been waived by the PBGC; (ii) a reportable event described in ERISA Section 4043(c)(3) (decline in number of participants); (iii) a reportable event described in ERISA Section 4043(c)(9) (change in members of a control group) to the extent that the reportable event is permitted under Section 8.2.5 hereof or relates to members of the ERISA Group other than the Borrower and its Subsidiaries; (iv) a reportable event described in ERISA Section 4043(c)(10) (liquidation) to the extent that the reportable event results from a liquidation of a member of the ERISA Group that is permitted under Section 8.2.6 hereof or is unrelated to a case under Title 11 of the United States Code or a similar State law; and (v) a reportable event described in ERISA section 4043(c)(11) (extraordinary dividend or stock redemption) to the extent that the reportable event is permitted under Section 8.2.5 hereof or results from the declaration of an extraordinary dividend payable to, or an extraordinary stock redemption of, a member of the ERISA Group other than the Borrower and its Subsidiaries.
ERISA Group shall mean, at any time, the Borrower and all ERISA Affiliates.
Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."
Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with Section 5.9.7 [Status of Lenders] and (iv) any U.S federal withholding Taxes imposed under FATCA.
Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Existing Letters of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
Expiration Date shall mean, with respect to the Revolving Credit Commitments, August 11, 2022.
FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements with respect to the foregoing.
Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the NYFRB (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
Fixed Charge Coverage Ratio shall mean the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters immediately preceding such date of determination taken as a single accounting period as of the date of determination minus the amount actually paid in cash by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding any such Capital Expenditures that have been financed with Indebtedness (other than Loans)) for such period to (ii) Fixed Charges.
Fixed Charges shall mean for any period of determination the sum (without duplication) of interest expense, income taxes, scheduled principal installments on Indebtedness (as adjusted for prepayments), and Restricted Payments paid in cash (other than distributions in accordance with Section 8.2.5(iv)), for such period determined and consolidated in accordance with GAAP.
Foreign Currency Hedge shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.
Foreign Lender shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the

Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.
Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
ICC shall have the meaning specified in Section 11.11.1 [Governing Law].
Increasing Lender shall have the meaning assigned to that term in Section 2.12 [Increase in Revolving Credit Commitments].
Indebtedness shall mean, as to any Person at any time, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business and amounts owed to NACCO under the Tax Sharing Agreement and/or in respect of state taxes paid by NACCO on behalf of the Borrower and its Subsidiaries), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit, surety bonds or similar extensions of credit, (g) net reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (h) all Indebtedness of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.
Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].
Information shall mean all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries.
Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.
Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one week, two weeks, or one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, or similar agreements entered into by the Borrower in order to provide protection to, or minimize the impact upon, the Borrower of increasing floating rates of interest applicable to Indebtedness.
Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.
IRS shall mean the United States Internal Revenue Service.
ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].
Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder and any other Lender that Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.
Joint Venture shall mean a non-wholly owned corporation, partnership, limited liability company or other entity of the Borrower or any of its Subsidiaries in which the Borrower and its Subsidiaries hold, directly or indirectly, no less than a 10% equity interest.
Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction,

writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.
Lender Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender or Affiliate confirms to the Administrative Agent in writing no later than five (5) Business Days after execution thereof that it: (i) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes.
Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes.
Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.
Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Letter of Credit Fee shall have the meaning specified in Section 2.9.1.2 [Letter of Credit Fees].
Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].
LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a

Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.
The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
LIBOR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].
LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").
Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
Loan Documents shall mean this Agreement, the Administrative Agent's Letter, the Notes and any other instruments, certificates or documents delivered in connection herewith or therewith.
Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].
Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans or Swing Loans, or any Revolving Credit Loan or Swing Loan.
Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations of the Borrower and its Subsidiaries, taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower and its Subsidiaries, taken as a whole, to duly and punctually pay or perform its Indebtedness under this Agreement or any Note, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
Material Contract shall mean each coal or other supply or services contract to which the Borrower or any Subsidiary is a party and which provides for annual payments to the Borrower or any Subsidiary which are expected to be in excess of $5,000,000.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
Multiemployer Plan shall mean any "defined benefit plan" (within the meaning of Section 3(35) of ERISA) which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.
NACCO shall mean NACCO Industries, Inc., a Delaware corporation.
Net Proceeds shall mean, with respect to any sale of property by the Borrower or any Subsidiary, the net proceeds from such sale received by the Person, net of:
(a)    actual expenses and fees relating to such sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);
(b)    taxes paid or payable or estimated by the Borrower (in good faith) to be payable in connection with such sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions or any tax sharing arrangements;
(c)    repayment or prepayment of any Indebtedness that is required to be repaid or prepaid in connection with such sale;
(d)    provision for minority interest holders in any Subsidiary as a result of such sale;
(e)    payments of unassumed liabilities (not constituting Indebtedness ) relating to the assets or property sold at the time of, or within thirty (30) days after, the date of such sale; and
(f)    appropriate amounts to be provided by the Borrower or any Subsidiary as the case may be, as reserves in accordance with GAAP, against any liabilities associated with such sale and retained by the Borrower or any Subsidiary, as the case may be, after the sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such sale.
New Lender shall have the meaning assigned to that term in Section 2.12 [Increase in Revolving Credit Commitments].
Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].
Non-Defaulting Lender shall mean, at any time, each Lender that is not a Defaulting Lender at such time.
Non-Recourse Indebtedness shall mean any Indebtedness other than Recourse Indebtedness.

Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.
Notices shall have the meaning specified in Section 11.5 [Notices; Effectiveness; Electronic Communication].
NYFRB shall mean the Federal Reserve Bank of New York.
Obligation shall mean any obligation or liability of the Borrower howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge, (iii) any Lender Provided Foreign Currency Hedge, and (iv) any Other Lender Provided Financial Service Product.
Office and Building Lease Payments shall mean all amounts paid to a lessor that relate to the occupancy of office or building space under an operating lease when a lease liability is required to be recognized under GAAP for such operating lease.
Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].
Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to the Borrower: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.
Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).
Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
Participant has the meaning specified in Section 11.8.4 [Participations].
Participant Register shall have the meaning specified in Section 11.8.4 [Participations].
Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.
Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.
PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Permitted Holders shall mean, collectively, the parties to the Amended and Restated Stockholders' Agreement, dated as of September 28, 2012, as amended from time to time, by and among the Participating Stockholders (as defined therein) and NACCO.
Permitted Investments shall mean:
(i)    direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
(ii)    commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition;
(iii)    demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition;

(iv)    money market or mutual funds whose investments are limited to those types of investments described in clauses (i) (iii) above; and
(v)    investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.
Permitted Liens shall mean:
(i)    Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
(ii)    Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;
(iii)    Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
(iv)    Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in each case for the Borrower or any Consolidated Subsidiaries and incurred in the ordinary course of business;
(v)    Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
(vi)    Liens on property leased by the Borrower or any Subsidiary of the Borrower under capital leases securing obligations of the Borrower or such Subsidiary to the lessor under such leases;
(vii)    Any Lien existing on the date of this Agreement and described on Schedule 1.1(P) and any renewal, extension or replacement of such Lien, provided that if such Lien secures any Indebtedness, the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;
(viii)    Purchase Money Security Interests and capitalized leases to the extent permitted under Section 8.2.1(i)(C) and 8.2.1(i)(E), as applicable;
(ix)    Liens securing Indebtedness other than Recourse Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;
(x)    Other Liens securing Recourse Debt in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;
(xi)    Liens securing Royalty Payments (as defined herein) in the ordinary course of business with respect to real property or mineral interests acquired on or after the Closing Date, whether owned or leased by the Borrower or any Subsidiary of the Borrower and other similar Liens in existence prior to the Closing Date; provided that any such Lien is not expanded to cover any other property or assets of the Borrower or any Subsidiary of the Borrower (other than proceeds of the property or assets subject to such Lien).  For Purposes of this subsection, Royalty Payments shall be defined as production payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry, but in no event shall Royalty Payments include any overriding royalties granted at the time of acquisition as a component of the consideration for the acquisition; and
(xii)    The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not in the aggregate, materially impair the ability of the Borrower to perform its Obligations hereunder or under the other Loan Documents:
(1)    Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
(2)    Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
(3)    Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
(4)    Liens resulting from final judgments or orders described in Section 9.1.7 [Final Judgments or Orders].
Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
Plan shall mean an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), including a Multiple Employer Plan or other Plan described in Section 4063(a) of ERISA, but excluding any Multiemployer Plan, which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is sponsored by any member of the ERISA Group or to which a member of the ERISA Group contributes or has an obligation to contribute for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored by any entity which was at such time a member of the ERISA Group or to which a member of the ERISA Group contributed or had an obligation to contribute for employees of any entity which was at such time a member of the ERISA Group.
PNC shall mean PNC Bank, National Association, its successors and assigns.
Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent.

Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
Project Mining Subsidiary shall mean any Subsidiary of the Borrower (a) whose Indebtedness is Non-Recourse Indebtedness and (b) the customers of which finance or guarantee the financing and certain other obligations of such Subsidiary. Schedule 1.1(S) hereto sets forth a list of such Project Mining Subsidiaries as of the Closing Date.
Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).
Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to the Borrower or any Subsidiary of the Borrower or deferred payments by the Borrower or such Subsidiary for the purchase of such tangible personal property.
Ratable Share shall mean:
(i)    with respect to a Lender's obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.
(ii)    with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment.
Real Property shall mean the real property, both owned and leased, and the surface, coal, and mineral rights, interests and coal leases of the Borrower and its Subsidiaries.
Recourse Indebtedness of any Person shall mean all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person (other than trade payables incurred in the ordinary course of business and amounts owed to NACCO under the Tax Sharing Agreement and/or in respect of state taxes paid by NACCO) on behalf of the Borrower and its Subsidiaries; but shall not include indebtedness as to which no recourse may be asserted against the Borrower or any of its Consolidated Subsidiaries except to the extent that such indebtedness is secured by a Lien on specified assets of the Borrower or any of its Consolidated Subsidiaries.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.
Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance", "pollutant", "pollution", "contaminant", "hazardous or toxic substance", "extremely hazardous substance", "toxic chemical", "toxic substance", "toxic waste", "hazardous waste", "special handling waste", "industrial waste", "residual waste", "solid waste", "municipal waste", "mixed waste", "infectious waste", "chemotherapeutic waste", "medical waste", "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.
Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.
Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of the Borrower or any Subsidiary of the Borrower in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Subsidiary of the Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
Required Environmental Notices shall mean all notices, reports, plans, forms or other filings which are required pursuant to Environmental Laws or Required Environmental Permits to be submitted to an Official Body or which otherwise must be maintained.
Required Environmental Permits shall mean all permits, licenses, bonds, consents, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Real Property.
Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
Required Lenders shall mean
(A)    If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and
(B)    If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Mining Permits shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the Environmental Laws for the Borrower or any of its Subsidiaries to continue to conduct coal mining and related operations on, in or under the Real Property, and any and all other mining properties owned or leased by the Borrower or any such Subsidiary (collectively "Mining Property") substantially in the manner as such operations had been authorized immediately prior to Borrower's or such Subsidiary's acquisition of its interests in the Real Property and as may be necessary for Borrower or such Subsidiary to conduct coal mining and related operations on, in or under the Mining Property as described in any plan of operation.
Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].
Restricted Payments shall have the meaning specified in Section 8.2.5 [Dividends and Related Distributions].
Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].
Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.
Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.
Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 5.11 [Settlement Date Procedures].
Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
Statements shall have the meaning specified in 6.1.6(i) [Historical Statements].
Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors (or Persons performing similar functions) (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.
Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].
Swing Loan Commitment shall mean PNC's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $15,000,000 outstanding at any one time.
Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.
Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.
Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.
Tax Allocation Agreement shall mean that certain Tax Allocation Agreement between NACCO and Hyster-Yale Materials Handling, Inc., dated September 28, 2012, related to the allocation of federal tax liabilities between NACCO and Hyster-Yale Materials Handling, Inc., as amended, supplemented or otherwise modified from time to time.
Tax Sharing Agreement shall mean that certain Amended and Restated Tax Sharing Agreement between NACCO and its Subsidiaries, dated December 22, 2007, as amended by that certain First Amendment to Amended and Restated Tax Sharing Agreement, dated January 12, 2015, related to the allocation of federal tax liabilities among NACCO and its Consolidated U.S. Subsidiaries, as further amended, supplemented or otherwise modified from time to time.
Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].
USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
U.S. Borrower shall mean any Borrower that is a U.S. Person.
U.S. Person shall mean any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.
U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7(ii)(B)(c) [Status of Lenders].
Voting Stock shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
Withholding Agent shall mean the Borrower and the Administrative Agent.
Wholly-Owned Subsidiary means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower's other Wholly-Owned Subsidiaries at such time.
1.2    Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time, and (x) any references to any Law shall mean such Law as it may be amended, restated, replaced, or supplemented from time to time.

1.3    Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof and shall be applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial requirement hereunder, any financial covenant in Section 8.2 of this Agreement or any definitions related to the foregoing, including without limitation the definition of the term Debt/EBITDA Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations, to eliminate the effect of any change in GAAP occurring after the Closing Date or the operation of such financial requirements, financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2, any related definition and/or the definition of the term Debt/EBITDA Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties' compliance with such requirements, covenants and/or the definition of the term Debt/EBITDA Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1Revolving Credit Commitments.

2.1.1Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to such Loan (i) the aggregate amount of Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swing Loan Commitment, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2Nature of Lenders' Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments (for purposes of this computation, Swing Loan Lender’s Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and (ii) the Revolving Facility Usage; provided, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4[Intentionally Omitted]

2.5Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1    Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may     from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, e-mail, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche under the

LIBOR Rate Option and in integral multiples of $1,000,000 and not less than the lesser of $5,000,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option.

2.5.2    Swing Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, e-mail, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.6Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1    Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2    Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3    Making Swing Loans. So long as Swing Loan Lender elects to make Swing Loans, Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. on the Borrowing Date.

2.6.4    Repayment of Revolving Credit Loans. The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5    Borrowings to Repay Swing Loans. Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, request that Swing Loans be refunded as Revolving Credit Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its (i) Ratable Share of Letter of Credit Obligations and (ii) ratable share of outstanding Swing Loans that the Swing Loan Lender has not requested be refunded as Revolving Credit Loans, if any. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option unless and until converted to a LIBOR Rate Option in accordance with this Agreement and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. Swing Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from Swing Loan Lender.

2.6.6    Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Lender relating to the Borrower's deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower's cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Borrower's accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.6.6.

2.7Notes. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note, dated the Closing Date payable such Lender and its registered assigns in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8Use of Proceeds. The proceeds of the Loans shall be used (i) to refinance existing Indebtedness of the Borrower under the Existing Credit Agreement, (ii) to pay for transaction fees and expenses related to entering into this Credit Agreement and (iii) for general corporate purposes.

2.9Letter of Credit Subfacility.

2.9.1    Issuance of Letters of Credit. On the Closing Date, the outstanding letters of credit previously issued by any issuing lender under the Existing Credit Agreement that are set forth on Schedule 2.9.1 (the "Existing Letters of Credit") will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Loan Documents. Borrower may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a "Letter of Credit") on behalf of itself or any Subsidiary (provided that such Subsidiary also completes any necessary documentation, including a letter of credit application, to the reasonable satisfaction of the Issuing Lender) or the amendment or extension of an existing Letter of Credit, by delivering to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof.

2.9.1.1        Unless the Issuing Lender has received notice from any Lender, Administrative Agent or the Borrower, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender's Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (unless the Borrower requests a Letter of Credit with automatic extension provisions, then the maximum maturity shall be the maturity set forth therein), and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $30,000,000 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.1.2        Notwithstanding Section 2.9.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

2.9.2    Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.15% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3    Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1        In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof prior to 10:00 a.m. on the date of such drawing. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Lender prior to 2:00 p.m. on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 2:00 p.m. on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2        Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 3:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3        With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4    Repayment of Participation Advances.

2.9.4.1        Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2        If the Administrative Agent is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by the Borrower to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5    Documentation. The Borrower agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6    Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7    Nature of Participation and Reimbursement Obligations. Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which the Borrower may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)the failure of the Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)any lack of validity or enforceability of any Letter of Credit;

(iv)any claim of breach of warranty that might be made by the Borrower or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which the Borrower or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its

Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any Subsidiaries of the Borrower and the beneficiary for which any Letter of Credit was procured);

(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by the Borrower, unless the Issuing Lender has received written notice from the Borrower of such failure within three Business Days after the Issuing Lender shall have furnished the Borrower and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or Subsidiaries of the Borrower;

(x)any breach of this Agreement or any other Loan Document by any party thereto;
(xi)the occurrence or continuance of an Insolvency Proceeding with respect to the Borrower;

(xii)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Nothing in the preceding section shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in clauses (i) through (xiv) of such section. In no event shall the Issuing Lender or its Affiliates be liable to any Lender for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
2.9.8    Indemnity. The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9    Liability for Acts and Omissions. As between the Borrower and the Issuing Lender, or the Issuing Lender's Affiliates, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to the Borrower or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to the Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii)

may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.
2.9.10    Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii)the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all Non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation;
(b)if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower's obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)if the Borrower cash collateralizes any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.1.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are cash collateralized;

(d)if the Letter of Credit Obligations of the Non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.1.2 shall be adjusted in accordance with such Non-Defaulting Lenders' Ratable Share; and

(e)if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.1.2 with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 [Events of Default] or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.2.3 [Right of Setoff] shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swing Loan Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swing Loan Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swing Loan Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such

Defaulting Lender's breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Loans are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.10(iii)(a) above. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto.

(v)so long as such Lender is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) Swing Loan Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to Swing Loan Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower, Swing Loan Lender and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.
2.11Reduction of Revolving Credit Commitment. The Borrower shall have the right at any time after the Closing Date upon five (5) days' prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in a minimum amount of $5,000,000 and whole multiples of $1,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section shall be irrevocable, except a termination in full of the Revolving Credit Commitments may be conditioned on the effectiveness of a replacement credit facility.

2.12Increase in Revolving Credit Commitments.

2.12.1    Increasing Lenders and New Lenders. The Borrower may, at any time make a one-time request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an "Increasing Lender") or (2) one or more new lenders (each a "New Lender") join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

(i)No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

(ii)Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

(iii)Aggregate Revolving Credit Commitments. Such increase shall be in an amount less than or equal to $25,000,000.

(iv)Resolutions; Opinion. The Borrower shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of its corporate secretary with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by the Borrower, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Borrower.

(v)Notes. The Borrower shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender's Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender's Revolving Credit Commitment.
(vi)
(vii)Approval of New Lenders. Any New Lender shall be subject to the reasonable approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed.

(viii)Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(ix)New Lenders--Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.12 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

2.12.2    Treatment of Outstanding Loans and Letters of Credit.

(i)    Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrower shall repay all Loans then outstanding, subject to the Borrower's indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section.

(ii)    Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

3.[INTENTIONALLY OMITTED]

4.INTEREST RATES

4.1    Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted at the end of the applicable Interest Period to the Base Rate Option. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

4.1.1    Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.
Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.
4.1.2    Rate Quotations. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2    Interest Periods. At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1    Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of $1,000,000 and not less than $5,000,000; and

4.2.2    Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3    Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1    Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.1.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2    Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and

4.3.3    Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4.    LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1    Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)    adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii)    a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then, the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender's Rights].

4.4.2    Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i)    the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)    such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)    after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender's Rights].
4.4.3    Administrative Agent's and Lender's Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the

Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5    Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.

5.	PAYMENTS

5.1    Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 2:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of Swing Loan Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 2:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

5.2    Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent's Fee and the Issuing Lender's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to Swing Loan Lender according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
5.4    Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5    Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6    Voluntary Prepayments.

5.6.1    Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(x)    a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies;
(y)    a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans; and
(z)    the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $1,000,000 for any Revolving Credit Loan.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent's and Lender's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 5.10 [Indemnity].
5.6.2    Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
5.6.3    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment
5.7    [Intentionally Omitted]

5.8    Increased Costs.

5.8.1    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
5.8.2    Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

5.8.3    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9    Taxes.

5.9.1    Issuing Lender. For purposes of this Section 5.9, the term "Lender" includes the Issuing Lender and the term "applicable law" includes FATCA.

5.9.2    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

5.9.6    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 5.9 [Taxes], the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent and at the time or times prescribed by applicable Law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent or prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(a)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(b)executed originals of IRS Form W-8ECI;

(c)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)

(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(d)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
5.9.8    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9    Survival. Each party's obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10    Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:
(i)    payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii)    attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

(iii)    default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.
5.11    Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and Swing Loan Lender may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans

(each a "Required Share"). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

6.	REPRESENTATIONS AND WARRANTIES

6.1    Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each of the Lenders as follows:

6.1.1    Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. The Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part. The Borrower and each Subsidiary of the Borrower (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) as of the Closing Date and as of each subsequent date that any updated Schedules are delivered pursuant to Section 6.2 [Updates to Schedule] hereof, is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where failure to do so could not individually or in the aggregate, reasonably be expected to constitute a Material Adverse Change, (iv) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which the Borrower or any Subsidiary of the Borrower is presently or will be doing business except where the failure to do so could not reasonably be expected to constitute a Material Adverse Change, and (v) has good and marketable title to or valid leasehold interest in all properties, assets and other material rights which it purports to own or lease or which are reflected as owned or leased on its books and records and that are necessary to the operation of its business, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing.

6.1.2    Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states as of the Closing Date and as of each subsequent date that any updated Schedules are delivered pursuant to Section 6.2 [Updates to Schedule] hereof (i) the name of each of the Borrower's Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the "Subsidiary Equity Interests"), (ii) the name of each holder of an equity interest in the Borrower, the amount, percentage and type of such equity interest (the "Borrower Equity Interests"), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (ii) (collectively the "Equity Interests"). All of the Subsidiary Equity Interests that the Borrower and its Subsidiaries purport to own are free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued and are fully paid and nonassessable. Neither the Borrower nor any of the Subsidiaries of the Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

6.1.3    Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by the Borrower, and (ii) constitutes, or will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditor’s rights.

6.1.4    No Conflict; Material Contracts; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by the Borrower will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of the Borrower or (ii) any Material Contracts or order, writ, judgment, injunction or decree to which the Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any of its Subsidiaries (other than Liens granted under the Loan Documents) except where failure to do so could not reasonably be expected to result in a Material Adverse Change. There is no default under such Material Contract and neither the Borrower, nor its Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of applicable Law which could reasonably be expected to result in a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any applicable Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents. Schedule 6.1.4 accurately sets out, as of the Closing Date and as of each subsequent date that any updated Schedules are delivered pursuant to Section 6.2 [Updates to Schedule] hereof, a list and description of all Material Contracts.

6.1.5    Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower at law or in equity before any Official Body which individually or in the aggregate (i) could reasonably be expected to result in any Material Adverse Change or (ii) purports to materially adversely affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby. Neither the Borrower nor any Subsidiaries of the Borrower is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.

6.1.6    Financial Statements.

(i)Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the three (3) fiscal years ended December 31, 2016. In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 2017 (all such annual and interim statements being collectively referred to as the "Statements"). The Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.

(ii)Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which could reasonably be expected to cause a Material Adverse Change. Since December 31, 2016, no Material Adverse Change has occurred.

6.1.7    Margin Stock. Neither the Borrower nor any Subsidiaries of the Borrower engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Subsidiary of the Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower or any Subsidiary of the Borrower are or will be represented by margin stock.

6.1.8    Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading, provided that with respect to projected financial information, other forward looking statements or general economic information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared or furnished.

6.1.9    Taxes. All material tax returns required to have been filed with respect to the Borrower and each Subsidiary of the Borrower have been filed, and payment or adequate provision has been made for the payment of all material taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

6.1.10    Patents, Trademarks, Copyrights, Licenses, Etc. The Borrower and each Subsidiary of the Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower or such Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.1.11    Employment Matters. The Borrower is in compliance with all employment agreements, employment contracts, collective bargaining agreements and other agreements among the Borrower and its employees (collectively, "Labor Contracts") and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, in each case where the failure to comply could reasonably be expected to constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any such Subsidiary which in any case could reasonably be expected to constitute a Material Adverse Change.

6.1.12    Insurance. The properties of the Borrower and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and each such Subsidiary in accordance with prudent business practice in the industry of the Borrower and such Subsidiaries.

6.1.13    ERISA Compliance. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws;

(ii)    Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a favorable determination letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification;

(iii)Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan;

(iv)No ERISA Event (other than an Exempt Reportable Event) has occurred or is reasonably expected to occur that has resulted or would reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $25,000,000;

(v)No Plan has any Unfunded Pension Liability. For purposes of this Agreement, the term "Unfunded Pension Liability" means that, for a Plan that has been in existence for more than five years, the Plan’s assets (determined pursuant to Section 430(g) of the Code) are less than 60% of its funding target (determined pursuant to Section 430(d)(1) of the Code), using the funding calculation required by Section 303 of ERISA and Section 430 of the Code;

(vi)Neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

(vii)Neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan;

(viii)Neither Borrower nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; and

(ix)The expected post-retirement benefit obligations of the Borrower and its Subsidiaries, as determined in accordance with the applicable provisions of the Financial Accounting Standards Board, and without regard to liabilities attributable to the Project Mine Subsidiaries or continued coverage mandated by Section 4980B of the Code, are less than $5,000,000.

6.1.14    Environmental Matters. Except for those items described on Schedule 6.1.14, none of which items, individually or collectively, could be reasonably expected to result in a Material Adverse Change:

(i)    Neither the Borrower nor its Subsidiaries has received any Environmental Complaint, whether directed or issued to the Borrower or its Subsidiaries or relating or pertaining to activities undertaken by any prior owner, operator or occupant of the Real Property, which could reasonably be expected to result in a Material Adverse Change, and has no reason to believe that it might receive an Environmental Complaint that could reasonably be expected to result in a Material Adverse Change.

(ii)    No activity of the Borrower or its Subsidiaries at the Real Property is being conducted in violation of any Environmental Law or Required Environmental Permit, which such activity could reasonably be expected to result in a Material Adverse Change, and to the knowledge of the Borrower or its Subsidiaries, no activity of any prior owner, operator or occupant of the Real Property has caused an on-going violation of any Environmental Law, which such activity could reasonably be expected to result in a Material Adverse Change.

(iii)    There are no Regulated Substances present on, in, under, or emanating from, or, to the Borrower's or its Subsidiaries' knowledge, emanating to, the Real Property or any portion thereof which result in Contamination, which such Contamination could reasonably be expected to result in a Material Adverse Change.

(iv)    The Borrower and its Subsidiaries have all Required Environmental Permits, the absence of which could reasonably be expected to result in a Material Adverse Change, and all such Required Environmental Permits are in full force and effect.

(v)    The Borrower and its Subsidiaries have submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices where the failure to submit and/or maintain such Required Environmental Notices could reasonably be expected to result in a Material Adverse Change.

(vi)    No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Real Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits where such failure to contain, or the use of, Regulated Substances or the noncompliance with Environmental Laws or Required Environmental Permits, could reasonably be expected to result in a Material Adverse Change. To the knowledge of the Borrower and its Subsidiaries, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Real Property contained or used, except in compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance with Environmental Laws where such failure to contain, or the use of, Regulated Substances or the noncompliance with Environmental Laws or Required Environmental Permits, could reasonably be expected to result in a Material Adverse Change.

(vii)    To the knowledge of the Borrower or its Subsidiaries, no facility or site to which the Borrower and its Subsidiaries have, either directly or indirectly by a third party, sent Regulated Substances for storage, treatment, disposal or other management is identified in writing or proposed in writing to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body where such investigation, cleanup, removal, remediation or other response by an Official Body could reasonably be expected to result in a Material Adverse Change.

(viii)    No portion of the Real Property is identified in writing or, to the knowledge of the Borrower or its Subsidiaries, proposed to be identified in writing on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body where such investigation or remediation action by an Official Body could reasonably be expected to result in a Material Adverse Change, nor to the knowledge of the Borrower or any such Subsidiary, is any property adjoining or in the proximity of the Real Property so identified or proposed to be identified on any such list where such identification or proposed identification would result in an investigation or remediation action by an Official Body that could reasonably be expected to result in a Material Adverse Change.

(ix)    No portion of the Real Property constitutes an Environmentally Sensitive Area where the inclusion of such portion of the Real Property constituting an Environmentally Sensitive Area could reasonably be expected to result in a Material Adverse Change.

(x)No lien or other encumbrance authorized by Environmental Laws exists against the Real Property and neither the Borrower nor its Subsidiaries has any reason to believe that such a lien or encumbrance may be imposed where such lien or encumbrance could reasonably be expected to result in a Material Adverse Change.

6.1.15    Title to Property. As of the Closing Date, the Borrower and its Subsidiaries have good and sufficient title to their respective properties which the Borrower and its Subsidiaries own or purport to own that in the aggregate are material, including all such properties reflected in the most recent audited balance sheet referred to in Section 6.1.6(i) [Historical Statements] or purported to have been acquired by the Borrower or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that in the aggregate are material in relation to the business, operation, financial condition, assets or properties of the Borrower and its Subsidiaries, taken as a whole, are valid and subsisting and are in full force and effect in all material respects.

6.1.16    Anti-Terrorism Laws. (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or, to the Borrower’s knowledge, through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income directly from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law. For the avoidance of doubt, the investment by a Covered Entity in the securities of a Person that indirectly may derive income from activities in a Sanctioned County shall not constitute a violation of this Section unless the investment by the Covered Entity itself violates an Anti-Terrorism Law.

6.1.17    Solvency. The Borrower is Solvent. After giving effect to the transactions contemplated by the Loan Documents on the Closing Date, including all Indebtedness incurred thereby and the payment of all fees related thereto, the Borrower will be Solvent, determined as of the Closing Date.

6.1.18    Coal Act; Black Lung Act. To the extent applicable, the Borrower, its Subsidiaries and its "related persons" (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and none of the Borrower, its Subsidiaries or its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder could not reasonably be expected to result in a Material Adverse Change. The Borrower and its Subsidiaries are in compliance in all material respects with the Black Lung Act, and neither the Borrower nor its Subsidiaries has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder could not reasonably be expected to result in a Material Adverse Change.

6.1.19    Bonding Capacity. After giving effect to the transactions contemplated by the Loan Documents, the Borrower and its Subsidiaries have a sufficient mine bonding capacity reasonably necessary to conduct its operations as projected in accordance with the financial projections of the Borrower and its Subsidiaries provided to the Administrative Agent.

6.1.20    Permit Blockage. Neither the Borrower nor its Subsidiaries have been barred for a period in excess of fourteen (14) consecutive days from receiving surface mining or underground mining permits pursuant to the permit block provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., and the regulations promulgated thereto, or any corresponding state laws or regulations.

6.2    Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall, on the date it delivers its annual financial statements to the Administrative Agent pursuant to Section 8.3.2 [Annual Financial Statements] hereof, provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Borrower may update Schedules 6.1.1 and 6.1.2 without any Lender approval in connection with any transaction permitted under Sections 8.2.4 [Loans and Investments], 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
7.1    First Loans and Letters of Credit.

7.1.1    Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)A certificate of the Borrower signed by an Authorized Officer, dated the Closing Date stating that the Borrower is in compliance with each of its representations, warranties, covenants and conditions hereunder, no Event of Default or Potential Default exists, no litigation which is materially adverse to the Borrower and its Subsidiaries, taken as a whole, exists, no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent, and the Borrower is Solvent;
(ii)A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to: (a) all action taken by the Borrower in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business;

(iii)This Agreement and each of the other Loan Documents signed by an Authorized Officer;

(iv)A written opinion of counsel for the Borrower, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;

(v)Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect in form and substance satisfactory to the Administrative Agent and its counsel;
(vi)A duly completed Compliance Certificate dated as of the Closing Date, signed by an Authorized Officer of the Borrower which includes reasonably satisfactory evidence of pro forma compliance with the Debt/EBITDA Ratio and Consolidated Interest Coverage Ratio as of June 30, 2017;
(vii)A Lien search in acceptable scope and with acceptable results;

(viii)All material consents, approvals and licenses required to effectuate the transactions contemplated hereby have been obtained;

(ix)The projected financial projections (including balance sheets, statements of operations and cash flows) of the Borrower for the 2017 through 2021 fiscal years, it being understood that such projections are not to be viewed as facts, actual results may vary from such projections and such variations may be material;

(x)The consolidated and consolidating audited year-end financial statements for and as of the three (3) fiscal years ended December 31, 2016 of the Borrower, together with (i) unaudited interim financial statements for the most recently ended fiscal quarter and a comparison against the current year-to-date financial statements and (ii) copies of the unqualified reports of independent certified public accounts that conducted such annual audits;

(xi)Evidence that after giving effect to the transactions contemplated by the Loan Documents, the Borrower has a sufficient mine bonding capacity to conduct its operations as projected in accordance with the financial projections of the Borrower and its Subsidiaries provided to the Administrative Agent; and

(xii)Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.

7.1.2    Payment of Fees. The Bo6.1rrower shall have paid all fees payable on or before the Closing Date.

7.2    Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: the representations, warranties and covenants of the Borrower subject to materiality or to a Material Adverse Change clause shall then be true and correct; all other representations, warranties and covenants of the Borrower shall then be true and correct in all material respects (in each instance, except representations and warranties which expressly relate to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing; the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower; and the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be to the extent required pursuant to this Agreement.

8.	COVENANTS
The Borrower covenants and agrees that until Payment In Full, the Borrower shall comply at all times with the following covenants:
8.1    Affirmative Covenants.

8.1.1    Preservation of Existence, Etc. The Borrower shall, and shall cause (or with respect to any Project Mining Subsidiary, will use its best efforts to cause) each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

8.1.2    Payment of Liabilities, Including Taxes, Etc. The Borrower shall, and shall cause each of its Subsidiaries (other than the Project Mining Subsidiaries) to, duly pay and discharge all liabilities to which it is subject or which are asserted against it in writing, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change or to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made. The Borrower will cause each Project Mining Subsidiary to pay and discharge at or before the due date thereof, all of its income tax liabilities and obligations under the Tax Sharing Agreement and/or Tax Allocation Agreement.

8.1.3    Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

8.1.4    Maintenance of Properties and Leases. The Borrower shall, and shall cause (or with respect to any Project Mining Subsidiary, will use its best efforts to cause) each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5    Visitation Rights. The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the

Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of the Borrower, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

8.1.6    Keeping of Records and Books of Account. The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7    Compliance with Laws; Use of Proceeds. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate could reasonably be expected to constitute a Material Adverse Change. The Borrower will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

8.1.8    Anti-Terrorism Laws; International Trade Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or, to the Borrower’s knowledge, through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income directly from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event. For the avoidance of doubt, the investment by a Covered Entity in the securities of a Person that indirectly may derive income from activities in a Sanctioned County shall not constitute a violation of this Section unless the investment by the Covered Entity itself violates an Anti-Terrorism Law.

8.1.9    Maintenance of Material Contracts. Except for those items described on Schedule 8.1, the Borrower and its Subsidiaries shall maintain and materially comply with the terms and conditions of all Material Contracts, the nonperformance of which could reasonably be expected to result in a Material Adverse Change.

8.1.10    Maintenance of Licenses, Etc. Except for those items described on Schedule 8.1, the Borrower and its Subsidiaries shall maintain in full force and effect all licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same could reasonably be expected to constitute a Material Adverse Change.

8.1.11    Maintenance of Permits. Except for those items described on Schedule 8.1, the Borrower and its Subsidiaries shall maintain all Required Mining Permits in full force and effect in accordance with their terms except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

8.2    Negative Covenants.

8.2.1    Indebtedness.

(i)The Borrower shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:
(A)    Indebtedness under the Loan Documents;
(B)    Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof); provided there is no increase in the amount thereof;
(C)    Indebtedness secured by Purchase Money Security Interests (other than capital leases);
(D)    Indebtedness secured by Liens permitted under Section 8.2.2 [Liens, Etc.];
(E)    Indebtedness consisting of capital leases in an aggregate amount not to exceed $50,000,000 at any one time;
(F)    other unsecured Indebtedness of the Borrower not to exceed $25,000,000 in the aggregate at any one time; and
(G)    Any (i) Lender Provided Interest Rate Hedge, (ii) Lender Provided Foreign Currency Hedge, (iii) other Interest Rate Hedge approved by the Administrative Agent, (iv) other Foreign Currency Hedge approved by the Administrative Agent or (v) Indebtedness under any Other Lender Provided Financial Services Product.
(ii)The Borrower shall not permit any of its Consolidated Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
(A)    Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof); provided there is no increase in the amount thereof;
(B)    Indebtedness owing to the Borrower or to a Wholly-Owned Consolidated Subsidiary; and
(C)    Indebtedness secured by Liens permitted under Section 8.2.2 [Liens, Etc.].
8.2.2    Liens, Etc. The Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so or assign, or permit any of its Consolidated Subsidiaries to assign, any right to receive income (unless it makes, or causes to be made, effective provisions whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to a written agreement satisfactory to the Required Lenders), other than:

(i)    Permitted Liens;

(ii)    options or rights granted to the customers of any Project Mining Subsidiary to acquire the equity interests of such Project Mining Subsidiary in connection with the mining or lignite sales agreement relating to such Project Mining Subsidiary;

(iii)restrictions on the transferability of the equity interests and certain assets of any Project Mining Subsidiary without the consent of the customers of such Project Mining Subsidiary;

(iv)options or rights granted to (A) the customer of any Project Mining Subsidiary to acquire the equity interests of such Project Mining Subsidiary and/or certain assets of such Project Mining Subsidiary and (B) the Borrower to transfer to the customer of any Project Mining Subsidiary the equity interests and/or certain assets of such Project Mining Subsidiary, in each case in connection with the termination, if any, of the mining or lignite sales agreement relating to such Project Mining Subsidiary;
(v)rights of any customer of the Borrower or any Subsidiary to acquire, or rights of the Borrower or such Subsidiary to transfer to such customer, certain assets or other property of the Borrower (other than property that constitutes the equity interests of a Subsidiary) or such Subsidiary and used solely in the conduct of the business of the Borrower or such Subsidiary with such customer, to the extent that such rights are exercisable in connection with a mining agreement or sales agreement;

(vi)any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(vii)legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted, to the extent the amount thereof (in excess of applicable insurance coverage) does not exceed, in the aggregate, $10,000,000, but only so long as such legal or equitable encumbrances (A) are being actively contested in good faith by appropriate proceedings or (B) are paid or otherwise discharged within ten (10) days after an Authorized Officer obtains knowledge thereof;

(viii)environmental Liens with respect to liabilities in an aggregate amount (in excess of applicable insurance coverage) not exceeding $1,000,000 (A) to the extent such liabilities are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established or (B) which are released or otherwise discharged within ten (10) days after an Authorized Officer obtains knowledge thereof; and

(ix)Liens arising pursuant to Section 412(n) of the Internal Revenue Code or ERISA Section 4068(a) with respect to liabilities in an aggregate amount not exceeding $1,000,000 if (A) the defaulted payments to which such Liens relate are made within ten days after an Authorized Officer obtains knowledge of such defaulted payments and such Liens are released as promptly as practicable thereafter or (B) the obligation to make such payments is being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established.

8.2.3    Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree to become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties issued on behalf of Consolidated Subsidiaries other than Guaranties of Indebtedness, (ii) Guaranties of operating performance of Project Mining Subsidiaries, (iii) Guaranties entered into in the ordinary course of business of the Borrower permitted pursuant to section 8.2.1(i)(F) of this Agreement, and (iv) Guaranties entered into in connection with transactions permitted pursuant to Sections 8.2.4 [Loans and Investments] and 8.2.7 [Dispositions of Assets and Subsidiaries].

8.2.4    Loans and Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)    trade credit extended on usual and customary terms in the ordinary course of business;

(ii)    advances to employees to meet expenses incurred by such employees in the ordinary course of business not to exceed $1,000,000 at any time outstanding;

(iii)    Permitted Investments;

(iv)    Indebtedness of the Borrower or its Subsidiaries to the Borrower or its Subsidiaries which is permitted under this Agreement;

(v)    loans and advances made by the Borrower in the ordinary course of business to its customers and/or its unconsolidated Subsidiaries (including without limitation, loans or advances for working capital or setup costs of its customers) and to NACCO (which loans and advances will be used by NACCO for general corporate purposes); provided that: (A) the Debt/EBITDA Ratio as of the last day of the fiscal quarter ending immediately prior to the date such loan or advance is made, giving pro forma effect to such loan or advance as if it had been made on the last day of such fiscal quarter, does not exceed 2.50 to 1.00, (B) the pro forma Availability plus unrestricted cash of the Borrower immediately after giving effect to such loan or advance is greater than or equal to $15,000,000, and (C) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(vi)    investments made with the proceeds of subordinated debt issued to NACCO and/or equity contributions from NACCO;

(vii)    investments permitted under Sections 8.2.1 [Indebtedness], 8.2.5 [Dividends and Related Distributions] or 8.2.12 [Issuance of Stock];

(viii)    investments in Joint Ventures not to exceed $15,000,000 per each Joint Venture and $45,000,000 in the aggregate;

(ix)    loans, advances and investments in the Borrower or its Consolidated Subsidiaries; and

(x)other investments or acquisitions of the Borrower or any of its Consolidated Subsidiaries; provided that with respect to investments or acquisitions made under this clause, (A) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, (B) any company or business acquired or invested in pursuant to this clause shall be in the same line of business as the Borrower or any of its Subsidiaries or shall be in a natural resource or energy business arising from or related to the assets or expertise of the Borrower or any of its Subsidiaries, (C) immediately after giving effect to such investment pursuant to this clause, the Debt/EBITDA Ratio as of the last day of the fiscal quarter ending immediately prior to the date such investment is made, giving pro forma effect to such investment as if it had been made on the last day of such fiscal quarter, does not exceed 2.50 to 1.00, as evidenced by a certificate of a Responsible Officer of the Borrower delivered to the Lenders demonstrating such compliance and (D) the Availability plus unrestricted cash of the Borrower immediately after giving effect to such investment or acquisition is greater than or equal to $15,000,000.

8.2.5    Dividends and Related Distributions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of equity interests, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of equity interests (or warrants, options or rights therefor), partnership interests or limited liability company interests (collectively, the "Restricted Payments"), except:

(i)    Restricted Payments payable by any Subsidiary of the Borrower to the Borrower;

(ii)    Restricted Payments payable by the Borrower and its Subsidiaries provided that such Restricted Payments are made solely in the common stock of such Person making the Restricted Payment;

(iii)    Restricted Payments payable by the Borrower provided that prior to making such Restricted Payment the Borrower shall deliver to the Administrative Agent a distribution compliance certificate in the form of Exhibit 8.2.5 that demonstrates that: (a) if, immediately after giving effect to such Restricted Payment, the pro forma Debt/EBITDA Ratio as of (1) the date that Restricted Payment is made with respect to the determination of Consolidated Debt, and (2) the last day of the fiscal quarter ending immediately prior to the date such Restricted Payment is made with respect to the determination of Consolidated EBITDA, is less than or equal to 2.00 to 1.00, then the pro forma Availability plus unrestricted cash of the Borrower immediately after giving effect to such Restricted Payment is greater than or equal to $15,000,000, and (b) if, immediately after giving effect to such Restricted Payment, the pro forma Debt/EBITDA Ratio as of (1) the date that such Restricted Payment is made with respect to the determination of Consolidated Debt, and (2) the last day of the fiscal quarter ending immediately prior to the date such Restricted Payment is made with respect to the determination of Consolidated EBITDA, is greater than to 2.00 to 1.00, then (A) the Fixed Charge Coverage Ratio as of the last day of the fiscal quarter ending immediately prior to such Restricted Payment, giving pro forma effect to such Restricted Payment as if it had occurred on the last day of such fiscal quarter, is greater than or equal to 1.10 to 1.00, and (B) the pro forma Availability plus unrestricted cash of the Borrower immediately after giving effect to such Restricted Payment is greater than or equal to $15,000,000; and

(c) for Restricted Payments under clauses (a) and (b) above, no Event of Default shall have occurred and be continuing at the time of such proposed Restricted Payment or would result therefrom; and

(iv)    Restricted Payments payable by the Borrower to NACCO (a) in respect of the Borrower’s allocable share of NACCO's overhead and other selling, general and administrative expenses (including legal, accounting, other professional fees and costs) incurred in the ordinary course of business, (b) in respect of liabilities of NACCO up to, but not exceeding $5,000,000 in the aggregate for any twelve-month period, arising from, in connection with or relating to the closing of (1) certain mining operations of Bellaire Corporation and (2) in the event that Centennial Natural Resources is a direct Subsidiary of NACCO, certain mining operations of Centennial Natural Resources, (c) in respect of amounts due to NACCO under the Tax Sharing Agreement and/or Tax Allocation Agreement and (d) in respect of state taxes paid by NACCO on behalf of the Borrower and its Subsidiaries.

8.2.6    Liquidations, Mergers, Consolidations, Acquisitions. The Borrower shall not dissolve, liquidate or wind-up its affairs, and except as permitted pursuant to Section 8.2.4 [Loans and Investments], the Borrower shall not, and shall not permit any of its Subsidiaries to become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or equity interests of any other Person; provided that: (i) any Subsidiary of the Borrower may merge or consolidate with or into any other Wholly-Owned Subsidiary of the Borrower, (ii) any Project Mining Subsidiary may merge or consolidate with or into its customers, (iii) any Subsidiary may merge or consolidate with or into any Person if such Subsidiary is the surviving entity and (iv) any Subsidiary of the Borrower may merge into the Borrower, provided, in each case, that no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

8.2.7    Dispositions of Assets or Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any substantial part (as defined below) of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of equity interests, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower or its Subsidiaries), except:

(i)    transactions involving the sale of inventory in the ordinary course of business;

(ii)    any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or such Subsidiary's business;

(iii)    any sale, transfer or lease of assets by any Wholly-Owned Subsidiary of the Borrower or its Subsidiaries to the Borrower or its Subsidiaries;

(iv)    any sale, transfer or lease of assets by, or the equity of, a Project Mining Subsidiary to its customers as provided for in the applicable mining or sales agreement, provided that no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom; and

(v)    any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased in connection with any capital expenditures or capitalized leases.

Notwithstanding the above, the Borrower or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Borrower and its Subsidiaries if (a) such assets are sold for cash in an arm’s-length transaction for fair market value to a Person other than an Affiliate; (b) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing; (c) the Debt/EBITDA Ratio as of the last day of the fiscal quarter ending immediately prior to such sale, lease or disposition, giving pro forma effect to such sale, lease or disposition as it if it had occurred on the last day of such fiscal quarter, is less than or equal to 2.25 to 1.0; (d) the pro forma Availability plus unrestricted cash of the Borrower immediately after giving effect to such sale, lease or disposition is greater than or equal to $15,000,000; and (e) an amount equal to the Net Proceeds received from such sale, lease or other disposition (but excluding any portion of the Net Proceeds which are attributable to assets which constitute less than a substantial part of the assets of the Borrower and its Subsidiaries) shall be used, in any combination:
(1)    within two years of such sale, lease or disposition to acquire productive assets used or useful in carrying on the business of the Borrower and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; or
(2)    within two years of such sale, lease or disposition to prepay or retire consolidated Indebtedness of the Borrower and/or its Subsidiaries.
As used in this Section, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries during the same fiscal year, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" any (i) sale or disposition of assets in the ordinary course of business of the Borrower and its Subsidiaries, and (ii) any transfer of assets from the Borrower to any Wholly-Owned Subsidiary or from any Subsidiary to the Borrower or a Wholly-Owned Subsidiary.

8.2.8    Affiliate Transactions. The Borrower will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or another Subsidiary), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided that nothing herein shall prohibit the Borrower from making Restricted Payments to NACCO (i) in respect of the Borrower's allocable share of NACCO's overhead and other selling, general and administrative expenses (including legal, accounting and other professional fees and costs) incurred in the ordinary course of business, (ii) in respect of liabilities of NACCO up to, but not exceeding, $5,000,000 for any twelve month period, arising from, in connection with, or relating to the closing of certain mining operations of Bellaire Corporation, (iii) in respect of amounts due to NACCO under the Tax Sharing Agreement, (iv) in respect of state taxes paid by NACCO on behalf of the Borrower and its Subsidiaries and (v) in respect of dividends on the common stock of the Borrower to the extent payment of such dividends is permitted pursuant to Section 8.2.5 [Dividends and Related Distributions].

8.2.9    Subsidiaries, Partnerships and Joint Ventures. The Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) Consolidated Subsidiaries; (ii) Project Mining Subsidiaries, and (iii) Joint Ventures permitted under this Agreement.

8.2.10    Continuation of or Change in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than those businesses in which the Borrower and its Subsidiaries engage in as of the Closing Date, substantially as conducted and operated by the Borrower or such Subsidiary during the present fiscal year, and the Borrower or such Subsidiary shall not permit any material change in such business.

8.2.11    Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.12    Issuance of Stock.

(i)    The Borrower shall not permit any of its Subsidiaries to issue or sell any additional shares of their equity interests or any options, warrants or other rights in respect thereof to any Person other than the Borrower or a Wholly-Owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive or contractual rights of minority shareholders in connection with the simultaneous issuance of stock or other equity interests to the Borrower and/or a Subsidiary whereby the Borrower and/or such Subsidiary maintain their same proportionate interest in such Subsidiary; and

(ii)    The Borrower will not sell, transfer or otherwise dispose of any shares of stock or other equity interests of any Subsidiary (except to qualifying directors), and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a Wholly-Owned Subsidiary) any shares of stock or other equity interests of any other Subsidiary, unless (A) the consideration for such sale, transfer or other disposition is either cash or shares of stock, (B) such sale, transfer or other disposition is made to a Person (other than an Affiliate), and consists of the Borrower’s entire investment in such Subsidiary and (C) such sale, transfer or other disposition can be made within the limitations of Section 8.2.7 [Disposition of Assets or Subsidiaries.

8.2.13    Changes in Organizational Documents. The Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to equity interests ), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.

8.2.14    Negative Pledges. The Borrower covenants and agrees that it shall not, and shall not permit any of its Consolidated Subsidiaries to, enter into or permit to exist any agreement (other than this Agreement) with any Person which, in any manner, whether directly or contingently, prohibits, restricts or limits the right of the Borrower or any of the Consolidated Subsidiaries from granting any Liens to the Administrative Agent or the Lenders except as permitted by Section 8.2.2 [Liens, Etc.] of this

Agreement or the ability to make Restricted Payments to the Borrower or any of its Subsidiaries or otherwise transfer property to or invest in the Borrower or any of its Subsidiaries.

8.2.15    [Intentionally Omitted.]

8.2.16    Maximum Debt/EBITDA Ratio. The Borrower shall not at any time permit the Debt/EBITDA Ratio to be greater than 3.00 to 1.00.

8.2.17    Minimum Interest Coverage Ratio. The Borrower shall not permit the Consolidated Interest Coverage Ratio to be less than 4.00 to 1.00.

8.3    Reporting Requirements. The Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1    Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower and its Consolidated Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2    Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower and its Consolidated Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing . The certificate or report of accountants shall be reasonably acceptable to the Administrative Agent.

8.3.3    Certificate of the Borrower. Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit 8.3.3.

8.3.4    Notices.

8.3.4.1        Default. Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

8.3.4.2        Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or any Subsidiary of the Borrower that involve a claim or series of claims in excess of $10,000,000 and not covered by insurance or which if adversely determined could reasonably be expected to constitute a Material Adverse Change.

8.3.4.3        Organizational Documents. Within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of the Borrower.

8.3.4.5        Erroneous Financial Information. Promptly following the conclusion by the Borrower or upon the advice of its accountants that any previously issued financial statement, audit report or interim review is no longer materially correct and should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice of any of such events or circumstances.

8.3.4.6        ERISA Event. Promptly, and in any event within thirty (30) days after an Authorized Officer of the Borrower has knowledge or reason to know that an ERISA Event (other than an Exempt Reportable Event) has occurred, notice of such ERISA Event.

8.3.4.7        Other Reports. Promptly upon their becoming available to the Borrower:

(i)    Annual Budget. The annual budget, forecasts and board approved projections of the Borrower, to be supplied not later than sixty (60) days after the commencement of the fiscal year to which any of the foregoing may be applicable, it being understood that such projections are not to be viewed as facts, actual results may vary from such projections and such variations may be material,

(ii)    SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Borrower with the Securities and Exchange Commission and copies of all reports, if any, that the Borrower sends to any of its security holders other than NACCO, and

(iii)    Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

9.DEFAULT

9.1    Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1    Payments Under Loan Documents. The Borrower shall fail to pay (i) when due any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation, or (ii) within three (3) Business Days of when due any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2    Breach of Warranty. Any representation or warranty made at any time by the Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3    Anti-Terrorism Laws. Any representation or warranty contained in Section 6.1.16 [Anti-Terrorism Laws] is or becomes false or misleading at any time;

9.1.4    Breach of Negative Covenants or Visitation Rights or Anti-Terrorism Laws. The Borrower shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.1.9 [Anti-Terrorism Laws; International Trade Law Compliance] or Section 8.2 [Negative Covenants];

9.1.5    Breach of Other Covenants. The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Business Days;

9.1.6    Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or any Subsidiary of the Borrower may be obligated as a borrower or guarantor in excess of $10,000,000 in the aggregate (other than Non-Recourse Indebtedness or the Indebtedness of any Project Mining Subsidiary), and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend or cause such Indebtedness to be repurchased, prepaid, defeased, or redeemed prior to its stated maturity date;

9.1.7    Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $10,000,000 in the aggregate and not covered by insurance shall be entered against the Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.8    Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by the Borrower;

9.1.9    [Intentionally Omitted]

9.1.10    Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event (other than an Exempt Reportable Event) occurs with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000;

9.1.11    Change in Control. A Change in Control shall have occurred.

9.1.12    Relief Proceedings. (i) A Relief Proceeding shall have been instituted against the Borrower or any Subsidiary of the Borrower and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) the Borrower or any Subsidiary of the Borrower institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) the Borrower or any Subsidiary of the Borrower ceases to be Solvent or admits in writing its inability to pay its debts as they mature.

9.2    Consequences of Event of Default.

9.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.11 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders shall, (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2    Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3    Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4    Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of any of the Borrower's property, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(v)Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)Last, the balance, if any, to the Borrower or as required by Law; and

9.2.5    Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower or any of its Subsidiaries shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a)

the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any of its Subsidiaries under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.5, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders]), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.	THE ADMINISTRATIVE AGENT

10.1    Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, except as specifically set forth herein, and the Borrower shall have no rights as a third party beneficiary of any of such provisions.

10.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC may also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.
10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8    No Other Duties, etc.; No Fiduciary Responsibility. Anything herein to the contrary notwithstanding, none of the Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder. Each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person.

10.9    Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and the Administrative Agent, as amended from time to time.

10.10    No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11.	MISCELLANEOUS

11.1    Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Borrower hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrower; provided, that no such agreement, waiver or consent may be made which will:

11.1.1    Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2    Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, waive any failure to pay principal or interest of any Loans, the Commitment Fee or any other fee payable to any Lender on the date due, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby; or

11.1.3    Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.3 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
11.2    No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3    Expenses; Indemnity; Damage Waiver.

11.3.1    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Borrower's books, records and business properties.

11.3.2    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each of the Related Parties of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any of the Related Parties of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Parties, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any of the Related Parties of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5    Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4    Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5    Notices; Effectiveness; Electronic Communication.

11.5.1    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.
11.5.2    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3    Change of Address, Etc. Any party hereto may change its address, e mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7    Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Borrower shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8    Successors and Assigns.

11.8.1    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
(B)    the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs;

Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].
11.8.3    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders, Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
11.8.5    Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9    Confidentiality.

11.9.1    General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2    Sharing Information With Affiliates of the Lenders. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10    Counterparts; Integration; Effectiveness.

11.10.1        Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF     PROCESS; WAIVER OF JURY TRIAL.

11.11.1        Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to is conflict of laws principles.

11.11.2        SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3        WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4        SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12    USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address the Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act.

11.13    No Novation. THIS AMENDED AND RESTATED CREDIT AGREEMENT REPLACES THE EXISTING CREDIT AGREEMENT. THIS AMENDED AND RESTATED CREDIT AGREEMENT IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING CREDIT AGREEMENT.

[SIGNATURE PAGES TO FOLLOW]

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.
THE NORTH AMERICAN COAL CORPORATION

By:    /s/ J.Patrick Sullivan, Jr.
Name: J. Patrick Sullivan, Jr.
Title:     Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:    /s/ Mahir J. Desai
Name: Mahir J. Desai
Title:      Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, individually and as Syndication Agent

By:    /s/ Brian P. Fox
Name:    Brian P. Fox
Title:    Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]
CAPITAL BANK CORPORATION

By:    /s/ Rebecca L. Hetzer
Name:    Rebecca L. Hetzer
Title:    Senior Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]
FIRST NATIONAL BANK OF PENNSYLVANIA

By:    /s/ Robert Heuler
Name:    Robert Heuler
Title:    Vice President

SCHEDULE 1.1(A)
PRICING GRID--
VARIABLE PRICING AND FEES BASED ON DEBT/EBITDA
(PRICING EXPRESSED IN BASIS POINTS)

Level	Ratio	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread	Commitment Fee
I	Less than 0.50 to 1.00	175	75	175	30
II	Greater than or equal to 0.50 to 1.00 but less than 1.50 to 1.00	200	100	200	35
III	Greater than or equal to 1.50 to 1.00 but less 2.50 to 1.00	225	125	225	40
IV	Greater than or equal to 2.50 to 1.00	250	150	250	45

For purposes of determining the Applicable Margin and the Applicable Letter of Credit Fee Rate:
(a)    Until delivery of the Compliance Certificate due to be delivered under Section 8.3.3 [Certificate of Borrower] for the fiscal quarter ending September 30, 2017, the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Rate Fee Rate shall be that associated with Level II of the pricing grid.
(b)    The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Debt/EBITDA Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
(c)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Debt/EBITDA Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Debt/EBITDA Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9

[Default]. The Borrower's obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share
Name: PNC Bank, National Association Address: PNC Corporate Banking 300 Fifth Avenue, Floor 10 Pittsburgh, PA 15222 Attention: Mahir J. Desai Telephone: (412) 762-4866 Email: mahir.desai@pncbank.com	$55,000,000.00	36.666666667%

Name: KeyBank National Association Address: 127 Public Square TRAM SL-MO-T12M Cleveland, OH 44114 Attention: Brian Fox Telephone: (216) 689-4599 Telecopy: (216) 689-4649 Email: Brian.Fox@key.com	$55,000,000.00	36.666666667%

Name: Capital Bank Corporation Address: 5120 Maryland Way Brentwood, TN 37027 Attention: Becky Hetzer Telephone: (615) 850-7152 Telecopy: (615) 661-5288 Email: Becky.Hetzer@capitalbank-us.com	$25,000,000.00	16.66666666%

Name: First National Bank of Pennsylvania Address: One North Shore Centre 12 Federal Street, Suite 500 Pittsburgh, PA 15212 Attention: Robert E. Heuler Telephone: (412) 359-2616 Telecopy: (412) 231-3584 Email: HeulerR@fnb-corp.com	$15,000,000.00	10.000000000%

Total	$150,000,000	100%

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower:
ADMINISTRATIVE AGENT
Name:         PNC Bank, National Association
Address:    PNC Corporate Banking
300 Fifth Avenue, Floor 10
Pittsburgh, PA 15222
Attention:    Mahir J. Desai
Telephone:     (412) 762-4866

With a Copy To:
Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:    Agency Services
Telephone:    412 768 0423
Telecopy:    412 762 8672

BORROWER:
J. Patrick Sullivan, CFO
The North American Coal Corporation
5340 Legacy Drive
Building 1, Suite 300
Plano, Texas 75024
Fax: 972-387-1051
pat.sullivan@nacoal.com

With a Copy To:

John Neumann, Vice President, General Counsel and Secretary
The North American Coal Corporation
5340 Legacy Drive
Building 1, Suite 300
Plano, Texas 75024
Fax:  972-387-1031
john.neumann@nacoal.com

SCHEDULE 1.1 (P)
PERMITTED LIENS

Debtor	State	Jurisdiction	Secured Party	UCC Filing No./Filing Date	Collateral
The North American Coal Corporation	DE	State	KEY EQUIPMENT FINANCE, A DIVISION OF KEY CORPORATE CAPITAL INC.	UCC: 31015992 File Date: 04/08/2003 Continuation: 20080596203 File Date: 02/19/2008 Continuation: 20130200353 File Date: 01/15/2013	Specific equipment; dump trucks
The North American Coal Corporation	DE	State	WACHOVIA FINANCIAL SERVICES, INC.	UCC: 20074836671 File Date: 12/21/2007 Continuation: 20124036564 File Date: 10/19/2012	Equipment
The North American Coal Corporation	DE	State	CATERPILLAR FINANCIAL SERVICES CORPORATION	UCC: 20092400577 File Date: 07/29/2009 Continuation: 2014044794 File Date: 02/04/2014	Specific equipment
The North American Coal Corporation	DE	State	CATERPILLAR FINANCIAL SERVICES CORPORATION	UCC: 20101529647 File Date: 05/03/2010 Continuation: 20144962304 File Date: 12/09/2014	Specific equipment
The North American Coal Corporation	DE	State	ZIONS CREDIT CORPORATION	UCC: 20102122582 File Date: 06/18/2010 Continuation: 20151297802 File Date: 03/27/2015	Specific equipment
The North American Coal Corporation	DE	State	CATERPILLAR FINANCIAL SERVICES CORPORATION	UCC: 20102201527 File Date: 06/24/2010 Continuation: 20150008085 File Date: 01/02/2015	Specific equipment
The North American Coal Corporation	DE	State	KEY EQUIPMENT FINANCE INC.	UCC: 20120672065 File Date: 02/06/2012 Continuation: 20166876278 File Date: 11/07/2016	Specific equipment
The North American Coal Corporation	DE	State	KEY EQUIPMENT FINANCE INC.	UCC: 20130465618 File Date: 02/05/2013	Specific equipment
The North American Coal Corporation	DE	State	KEY EQUIPMENT FINANCE INC.	UCC: 20130465766 File Date: 02/05/2013	Specific equipment

SCHEDULE 1.1 (P)

Debtor	State	Jurisdiction	Secured Party	UCC Filing No./Filing Date	Collateral
The North American Coal Corporation	DE	State	KEY EQUIPMENT FINANCE INC.	UCC: 20134289220 File Date: 11/01/2013	Specific equipment
The North American Coal Corporation	DE	State	CATERPILLAR FINANCIAL SERVICES CORPORATION	UCC: 20153019527 File Date: 07/13/2015	Specific equipment
The North American Coal Corporation	DE	State	CATERPILLAR FINANCIAL SERVICES CORPORATION	UCC: 20153019782 File Date: 07/13/2015	Specific equipment
The North American Coal Corporation	DE	State	CATERPILLAR FINANCIAL SERVICES CORPORATION	UCC: 20153330031 File Date: 07/31/2015	Specific equipment
The North American Coal Corporation	DE	State	CATERPILLAR FINANCIAL SERVICES CORPORATION	UCC: 20153330221 File Date: 07/31/2015 Additional Collateral: 20154398565 File Date: 09/30/2015	Specific equipment
Mississippi Lignite Mining Company; The North American Coal Corporation	DE	State	CATERPILLAR FINANCIAL SERVICES CORPORATION	UCC: 20167776857 File Date: 12/14/2016 Additional Collateral: 20170044674 File Date: 01/03/2017	Specific equipment
The North American Coal Corporation	DE	State	WIRECO WORLDGROUP INC.	UCC: 20173250997 File Date: 05/17/2017	Consigned goods pursuant to consignment agreement
Mississippi Lignite Mining Company; Red Hills Property Company LLC; The North American Coal Corporation	TX	State	CATERPILLAR FINANCIAL SERVICES CORPORATION	UCC: 160040149792 File Date: 12/12/2016 Additional Collateral: 1700001257 File Date: 01/03/2017	Specific equipment
Liens on specific equipment pursuant to the following leases:

1.	RBS Asset Finance, Inc. Master Lease Agreement dated August 1, 2008 with Mississippi Lignite Mining Company; Schedules 1-8

2.	Suntrust Equipment Finance and Leasing Corp. Equipment Lease Agreement No. 07999 dated May 10, 2011 with Mississippi Lignite Mining Company

3.	Regions Commercial Equipment Finance LLC Master Lease Agreement dated July 13, 2006 with Mississippi Lignite Mining Company; Schedules 1-5

SCHEDULE 1.1 (P)

4.	EverBank Commercial Finance, Inc. Lease Agreement dated May 26, 2015 with the North American
Coal Corporation

Liens pursuant to the following arrangements:

1.
In the event that MLMC defaults under the MLMC Lignite Sales Agreement, its customer, Choctaw Generation Limited Liability Limited Partnership (“CGLP”) has a right to step in and operate the mine. CGLP’s rights to step in to operate the mine are perfected pursuant to a Deed of Trust, Security Agreement and Financing Statement dated as of September 17, 1998, as amended (“SDOT”), and a Security Agreement, dated October 31, 2002, as amended (“Security Agreement”). The SDOT and Security Agreement encumber substantially all of MLMC’s assets. In the event CGLP steps in, it must pay fair market value for the assets less any damages it incurs in connection with the MLMC default that triggered the step in right.

2.
Borrower announced closure of its Centennial Natural Resources, LLC operations in Alabama (“Centennial”) in 2015. Since Centennial’s closure, Centennial has marketed its reserves to third parties. Centennial has entered into contract mining arrangements with certain third parties who operate certain Centennial reserves in exchange for payment of overriding royalties to Centennial or completion of reclamation work that Centennial would otherwise be obligated to perform. These third parties have the right to perform work at the affected reserve locations in accordance with the terms of these agreements. In addition, Centennial has agreed to transfer the leases and permits associated with certain of these reserves upon consent by Official Bodies.

SCHEDULE 1.1 (S)
PROJECT MINING SUBSIDIARIES

1.	Caddo Creek Resources Company, L.L.C.

2.	Camino Real Fuels, L.L.C.

3.	Coyote Creek Mining Company, L.L.C.

4.	Demery Resources Company, L.L.C.

5.	Liberty Fuels Company, L.L.C.

6.	NoDak Energy Services, L.L.C.

7.	Bisti Fuels Company, LLC

8.	The Coteau Properties Company

9.	The Falkirk Mining Company

10.	The Sabine Mining Company

11.	NAM - Corkscrew, LLC

12.	NAM - MCA, LLC

13.	NAM - CSA, LLC

14.	NAM - WFA, LLC

SCHEDULE 2.9.1
EXISTING LETTERS OF CREDIT

LC #	Amount	Beneficiary
18116527	$1,052,000	XL SPECIALTY INSURANCE COMPANY
18116528	$117,717	ACE AMERICAN INSURANCE COMPANY
18121462	$40,000	S E BELCHER JR. PRIVATE FOUNDATION
18121464	$60,000	S E BELCHER JR. PRIVATE FOUNDATION
18123612	$62,500	RGGS LAND AND MINERALS
18123613	$37,500	VALLEY CREEK LAND AND TIMBER
	$1,369,717

SCHEDULE 6.1.1
QUALIFICATIONS TO DO BUSINESS

Entity Name	Jurisdiction of Formation/Incorporation	Foreign Qualification/Jurisdiction
The North American Coal Corporation	Delaware	North Dakota, Louisiana, Texas, Florida, Mississippi
American Lignite Energy, LLC	Delaware	N/A
Bisti Fuels Company, LLC	Nevada	Navajo Nation, New Mexico
C & H Mining Company, Inc.	Alabama	N/A
Caddo Creek Resources Company, L.L.C.	Nevada	Texas
Camino Real Fuels, L.L.C.	Nevada	Texas
The Coteau Properties Company	Ohio	North Dakota
Coyote Creek Mining Company, L.L.C.	Nevada	North Dakota
Demery Resources Company, L.L.C.	Nevada	Louisiana
The Falkirk Mining Company	Ohio	North Dakota
GRENAC, LLC (d/b/a Great American Energy in North Dakota)	Delaware	North Dakota, Texas
Liberty Fuels Company, L.L.C.	Nevada	Mississippi
Mississippi Lignite Mining Company	Texas	Mississippi
NAM - Corkscrew, LLC	Nevada	Florida
NAM - CSA, LLC	Nevada	Florida
NAM - MCA, LLC	Nevada	Florida
NAM - WFA, LLC	Nevada	Florida
NoDak Energy Investments Corporation	Nevada	N/A
NoDak Energy Services, L.L.C.	Delaware	North Dakota
North American Coal Corporation India Private Limited	India	N/A
North American Coal Royalty Company	Delaware	North Dakota, Ohio, Louisiana, Pennsylvania, Texas, Mississippi, Alabama
Otter Creek Mining Company, L.L.C.	Nevada	North Dakota
Oxbow Property Company L.L.C.	Louisiana	Texas
Red Hills Property Company L.L.C.	Mississippi	Texas
Reed Hauling, Inc.	Alabama	N/A
Reed Minerals, Inc.	Alabama	N/A
The Sabine Mining Company	Nevada	Texas
TRU Energy Services, L.L.C.	Nevada	Alabama
TRU Global Energy Services, L.L.C.	Delaware	N/A

SCHEDULE 6.1.2
SUBSIDIARIES
Borrower is a Delaware corporation whose sole stockholder, NACCO Industries, Inc., a Delaware corporation, owns all 500 shares of the outstanding common stock of the Borrower.

Subsidiary Name	Entity Type	State of Formation	Borrower’s Ownership Interest	Option, Warrants, etc.
American Lignite Energy, LLC	Limited Liability Company	Delaware	50% membership interest (uncertificated) Headwaters Energy Services Corp. owns the other 50% membership interest	N/A
Bisti Fuels Company, LLC	Limited Liability Company	Nevada	100% (100 Units)	Yes[1]
C & H Mining Company, Inc.	Corporation	Alabama	100% (100 shares of common stock)[2]	N/A
Caddo Creek Resources Company, L.L.C.	Limited Liability Company	Nevada	100% (100 Units)	Yes[3]
Camino Real Fuels, L.L.C.	Limited Liability Company	Nevada	100% (100 Units)	N/A
The Coteau Properties Company	Corporation	Ohio	100% 100 shares of common stock	Yes[4]
Coyote Creek Mining Company, L.L.C.	Limited Liability Company	Nevada	100% (100 Units)	Yes[5]

_________________________________________

1 Bisti Fuels Company, LLC’s (“Bisti Fuels”) customer, Navajo Transitional Energy Company, LLC (“NTEC”) has the obligation to acquire Bisti Fuels Units upon the occurrence of certain events (e.g., termination or expiration of the Contract Mining Agreement between Bisti Fuels and NTEC) under an Omnibus Agreement, dated December 9, 2015, between Borrower and NTEC.

2 Owned by TRU Energy Services, L.L.C.

3 Caddo Creek’s customer, Marshall Mine, LLC, has the right to acquire Caddo Creek’s Units upon the occurrence of certain events (e.g., uncured Caddo Creek performance defaults) under an Option and Put Agreement, dated September 22, 2009, among Borrower, Marshall Mine and Regions Bank, as escrow agent.

4 Coteau’s customer, Dakota Coal Company, has the right to acquire Coteau’s stock upon the occurrence of certain events (e.g., uncured Coteau performance defaults) under an Option and Put Agreement, dated as of January 1, 2000, among Borrower, Dakota Coal Company and The Bank of North Dakota, as escrow agent, as amended.

5 Coyote Creek’s customers, four utilities, have the obligation to acquire Coyote Creek’s Units upon the termination of the Lignite Sales Agreement between Coyote Creek and the utilities.

SCHEDULE 6.1.2 (cont’d)

Demery Resources Company, L.L.C.	Limited Liability Company	Nevada	100% (100 Units)	N/A
The Falkirk Mining Company	Corporation	Ohio	100% 100 shares of common stock	Yes[6]
GRENAC, LLC (d/b/a Great American Energy in North Dakota)	Limited Liability Company	Delaware	50% membership interest (uncertificated) Great River Energy owns the other 50% membership interest	N/A
Liberty Fuels Company, L.L.C.	Limited Liability Company	Nevada	100% (100 Units)	N/A
Mississippi Lignite Mining Company	Joint Venture	Texas	100% A joint venture of The North American Coal Corporation (25%) and Red Hills Property Company L.L.C. (75%)	N/A
NAM – Corkscrew, LLC	Limited Liability Company	Nevada	100% (100 Units)	N/A
NAM – CSA, LLC	Limited Liability Company	Nevada	100% (100 Units)	Yes[7]
NAM – MCA, LLC	Limited Liability Company	Nevada	100% (100 Units)	Yes[8]
NAM – WFA, LLC	Limited Liability Company	Nevada	100% (100 Units)	Yes[8]
________________________________________
6 Falkirk’s customer, Great River Energy, has a conditional right to purchase certain surface tracts and coal tracts and certain property and other assets of Falkirk within three months after termination of the coal sales agreement between Falkirk and Great River Energy pursuant to a Restatement of Option Agreement, dated as of January 1, 1997, among Borrower, Great American Energy and The Bank of North Dakota, as escrow agent, as amended.

7 NAM - CSA, LLC’s customer, Central States Aggregates, LLC, has the right to acquire NAM - CSA’s assets upon the occurrence of a NAM - CSA performance default under the Mining Services Agreement, dated September 19, 2016, between NAM - CSA and its customer.

8 NAM - MCA, LLC’s customer, Mid Coast Aggregates, LLC, has the right to acquire NAM - MCA’s assets upon the occurrence of a NAM - MCA performance default under the Mining Services Agreement, dated September 19, 2016, between NAM - MCA and its customer.

9 NAM - WFA, LLC’s customer, West Florida Aggregates, LLC, has the right to acquire NAM - WFA’s assets upon the occurrence of a NAM - WFA performance default under the Mining Services Agreement, dated September 19, 2016, between NAM - WFA and its customer.

SCHEDULE 6.1.2 (cont’d)

NoDak Energy Investments Corporation	Corporation	Nevada	100% (1,000 shares of common stock)	N/A
NoDak Energy Services, L.L.C.	Limited Liability Company	Delaware	100% (100 Units)	N/A
North American Coal Corporation India Private Limited	Corporation	India	99% equity shares	N/A
North American Coal Royalty Company	Corporation	Delaware	100% (500 shares of common stock)	N/A
Otter Creek Mining Company, L.L.C.	Limited Liability Company	Nevada	100% (100 Units)	N/A
Red Hills Property Company L.L.C.	Limited Liability Company	Miss.	100% (100 Units)	N/A
Reed Hauling, Inc.	Corporation	Alabama	100% (1,000 shares of common stock)	N/A
Reed Minerals, Inc.	Corporation	Alabama	100% (2,000 shares of common stock)	N/A
The Sabine Mining Company	Corporation	Nevada	100% (1,000 shares of common stock)	Yes[10]
TRU Global Energy Services, L.L.C.	Limited Liability Company	Delaware	100% (100 Units)	N/A

________________________________________
10 Sabine’s customer, Southwestern Electric Power Company, has the right to acquire Sabine’s stock upon the occurrence of certain events (e.g., uncured Sabine performance defaults) under an Option Agreement, dated January 15, 1981, among Borrower, Southwestern Electric Power Company and Regions Bank (as successor to Longview National Bank), as escrow agent, as amended.

SCHEDULE 6.1.4
MATERIAL CONTRACTS

1.	Coteau Lignite Sales Agreement dated as of January 1, 1990 between The Coteau Properties Company and Dakota Coal Company, as amended. This agreement obligates Coteau to deliver lignite to Dakota.

2.
Second Restatement of Coal Sales Agreement dated as of January 1, 2007 between The Falkirk Mining Company and Great River Energy, as amended. This agreement obligates Falkirk to deliver lignite to Great River.

3.
Third Restatement of Lignite Mining Agreement effective as of January 1, 2008, between Southwestern Electric Power Company (“SWEPCO”) and The Sabine Mining Company. This agreement obligates Sabine to deliver lignite to SWEPCO.

4.
Lignite Sales Agreement dated as of April 1, 1998, between Mississippi Lignite Mining Company and Choctaw Generation Limited Liability Limited Partnership, as amended (“MLMC Lignite Sales Agreement”). This agreement obligates MLMC to deliver lignite to Choctaw.

5.
Mining Services Agreement dated January 2, 2009 and Mining Services Agreement dated December 19, 2007, between Vecellio & Grogan Inc., d/b/a White Rock Quarries and The North American Coal Corporation, as amended. These agreements obligate Borrower to deliver limestone to White Rock Quarries.

6.
Lignite Sales Agreement, dated October 10, 2012, between Otter Tail Power Company, Northern Municipal Power Agency, Montana-Dakota Utilities Co. and NorthWestern Corporation, as buyers, and Coyote Creek Mining Company, L.L.C., as seller, as amended (“Coyote Lignite Mining Agreement”). This agreement obligates Coyote Creek to deliver lignite to the buyers.

7.
Second Restated Mining Services Agreement dated October 1, 2010, between Cemex Construction Materials Florida, LLC and The North American Coal Corporation, as amended. This agreement obligates Borrower to deliver limestone to Cemex.

8.
Lignite Mining Agreement dated September 22, 2009, between Marshall Mine, LLC and Caddo Creek Resources Company, L.L.C., as amended. This agreement obligates Caddo Creek to deliver lignite to Marshall Mine.

9.	Lignite Mining Agreement dated June 29, 2009, between Five Forks Mining, LLC and Demery Resources Company, L.L.C. This agreement obligates Demery to deliver lignite to Five Forks.

10.	Contract Mining Agreement, dated December 9, 2015, between Bisti Fuels Company, LLC and NTEC. This agreement obligates Bisti Fuels to deliver coal to NTEC.

11.
Eagle Pass Contract Mining Agreement dated December 11, 2009 between Dos Republicas Coal Partnership and Camino Real Fuels, L.L.C., as amended. This agreement obligates Camino Real Fuels to deliver coal to Dos Republicas Coal Partnership.

12.
Lignite Mining Agreement dated June 1, 2010 between Liberty Fuels Company, L.L.C. and Mississipppi Power Company, as amended (“Liberty Fuels Lignite Mining Agreement”). This agreement obligates Liberty to deliver lignite to Mississippi Power.

SCHEDULE 6.1.4 (cont’d)

13.
Operation and Maintenance Agreement between North Dakota Refined Coal Project Company A, L.L.C. and North Dakota Refined Coal Project Company B, L.L.C. (“Project Companies”), and NoDak Energy Services, L.L.C. This agreement obligates NoDak to operate and maintain the Project Companies’ refined coal processing facility near Underwood, North Dakota.

14.	Mining Services Agreement, dated June 21, 2017, between NAM - Corkscrew, LLC and Titan Florida LLC. This agreement obligates NAM - Corkscrew, LLC to deliver limestone to Titan Florida LLC.

15.
Mining Services Agreement, dated September 19, 2016, between NAM - CSA, LLC and Central States Aggregates, LLC. This agreement obligates NAM - CSA, LLC to deliver limestone to Central States Aggregates, LLC.

16.	Mining Services Agreement, dated September 19, 2016, between NAM - MCA, LLC and Mid Coast Aggregates, LLC. This agreement obligates NAM - MCA, LLC to deliver limestone to Mid Coast Aggregates, LLC.

17.
Mining Services Agreement, dated September 19, 2016, between NAM - WFA, LLC and West Florida Aggregates, LLC. This agreement obligates NAM - WFA, LLC to deliver limestone to West Florida Aggregates, LLC.

SCHEDULE 6.1.14
ENVIRONMENTAL DISCLOSURES
The North Dakota Department of Health (“NDDOH”) issued a minor source air permit to Coyote Creek Mining Company, LLC to construct the Coyote Creek mine and the related coal processing facility.  On August 12, 2015, local landowners Casey and Julie Voigt filed a complaint and jury demand in U.S. District Court for the District of North Dakota under the U.S. Clean Air Act citizens’ suit provisions.  The Voigts allege that Coyote Creek was constructing a major emitting facility without a major source air permit, because they contend the mine generates particulate matter emissions that trigger the requirement for a major source air permit.  Coyote Creek contends that it does not, consistent with NDDOH’s determination.  Coyote Creek filed a motion to dismiss on state primacy grounds and, on July 15, 2016, the presiding Judge denied the motion due to his belief that additional fact discovery was required.
Discovery in the case is complete.  It focused on the location of the coal stockpile, loading/unloading of coal at the stockpile, whether fugitive emissions from the pile and from the loading/unloading process, if considered, would increase the potential to emit for fugitive particular matter up to the major source threshold limit, and the manner in which NDDOH processed the permit application.  Coyote Creek intends to submit a motion for summary judgment before an August 15, 2017 submission deadline.  Trial is set for December 4, 2017.
It is difficult to predict impacts to Coyote Creek mine in the event it is required to operate under a major source permit since no other mine in North Dakota is required to do so.  The impact would likely be material because Coyote Creek would need to identify and implement best available control technology, such as a coal stockpile enclosure and a completely covered coal conveyor system in order to limit airborne emissions.  In addition, Coyote Creek could be fined for operating under the NDDOH minor source air permit, though its outside counsel believes that is a remote possibility because Coyote Creek is operating under the current permit in good faith in accordance with the determination of the appropriate permitting authority.  Costs of best available control technology and fines would be borne by Coyote Creek’s customers under the cost-plus Coyote Lignite Mining Agreement.

SCHEDULE 7.1.1

The opinions of counsel shall address the matters contained in Article 6 of the Agreement that are listed below:

6.1.1	Organization and Qualification; Power and Authority; Compliance with Laws

6.1.2	Subsidiaries and Owners of the Borrower; Investment Companies; Regulated Entities
6.1.3    Validity and Binding Effect
6.1.4    No Conflict; Consents
6.1.5    Litigation
[Such other matters as the Administrative Agent may reasonably request]

SCHEDULE 8.1
MAINTENANCE OF MATERIAL CONTRACTS; LICENSES; PERMITS

Material Contracts:
The Mississippi Public Service Commission (“Commission”) determines whether or not costs incurred by public utility companies in connection with the construction and operation of electric generation facilities can be passed on to electric customers. Mississippi Power Company (“MPC”) is a public utility company regulated by the Commission and it is the customer of Liberty Fuels Company, LLC (“Liberty”) under the Liberty Fuels Lignite Mining Agreement.
In late June 2017, the Commission issued an order that makes it unlikely that MPC will be able to recover costs associated with the construction and operation of MPC’s coal gasifier, and MPC has suspended operation of the coal gasifier. In the event that the coal gasifier suspension becomes permanent, MPC will not need coal from Liberty and may ultimately terminate the Liberty Fuels Lignite Mining Agreement. MPC is obligated to pay final mine closing and reclamation costs under the agreement in that event. Subsequent to closure of the mine and final mine reclamation, all mine permits would be terminated.
Licenses:
None.
Required Mining Permits:
See Material Contracts disclosure above regarding Liberty mine permits.

SCHEDULE 8.2.1
PERMITTED INDEBTEDNESS
All Indebtedness (including payments of principal and interest) related to the following agreements:
Reclamation Bonds:
See attached.
Letters of Credit:

•	Schedule 2.9.1 is hereby incorporated by reference.
Guarantees:

1.
Guaranty, dated June 29, 2009, issued by Borrower, in favor of Five Forks Mining, LLC, in respect of Demery Resources Company, L.L.C.’s performance under the Lignite Mining Agreement, dated June 29, 2009, between Five Forks and Demery.

2.
Corporate Guaranty, dated May 20, 2008, as amended, issued by Borrower, in favor of The Goodyear Tire & Rubber Company, in respect of obligations to Goodyear by Camino Real Fuels, LLC, The Coteau Properties Company, The Falkirk Mining Company, Liberty Fuels Company, L.L.C., Coyote Creek Mining Company, LLC, and The Sabine Mining Company.

3.
Guarantee, dated December 11, 2009, issued by Borrower in favor of Dos Republicas Coal Partnership, in respect of Camino Real Fuels, L.L.C.’s performance under the Eagle Pass Contract Mining Agreement dated December 11, 2009 between Dos Republicas Coal Partnership and Camino Real Fuels.

4.
Guarantee, dated June 1, 2010, issued by Borrower in favor of Mississippi Power Company, in respect of Liberty Fuels Company, L.L.C’s performance under the Lignite Mining Agreement dated June 1, 2010, between Liberty and Mississippi Power.

5.
Guaranty, dated January 21, 2011, issued by Borrower in favor of North Dakota Refined Coal Project Company A, L.L.C. and North Dakota Refined Coal Project Company B, L.L.C., in respect of NoDak Energy Services Company, L.L.C.’s performance under the Operation of Maintenance Agreement dated January 21, 2011 between NoDak and the Refined Coal Project Companies.

6.
Guaranty, dated October 10, 2012, issued by Borrower in favor of Otter Tail Power Company, Northern Municipal Power Agency, Montana-Dakota Utilities Co. and NorthWestern Corporation, as buyers, in respect of Coyote Creek Mining Company, L.L.C.’s performance under the Lignite Sales Agreement, dated October 10, 2012, between Coyote Creek and the buyers.

7. Guaranty, dated August 2015, issued by Borrower in favor of Caterpillar Financial Services Corporation, in respect of Mississippi Lignite Mining Company’s performance under a lease agreement for a CAT 789D end dump truck.

SCHEDULE 8.2.1
Intercompany Notes:
1. Note dated January 1, 1993, payable by Borrower to The Coteau Properties Company not to exceed $20,000,000 and payable on demand. As of the date of the Agreement, approximately $841,255 is outstanding under this Note.
2. Note dated June 30, 1988, and amended on January 11, 1989, payable by Borrower to NACCO Industries, Inc. not to exceed $75,000,000 and payable on demand. As of the date of this Agreement, there is no outstanding balance under this Note.

3.
Amended and Restated Promissory Note, dated December 31, 2011, payable by Red Hills Property Company, L.L.C. (“RHPC”) to Borrower, in the principal amount of $98,000,000, payable in full on December 31, 2021. This note relates to Borrower lending RHPC the purchase price for its acquisition of its 75% interest in Mississippi Lignite Mining Company in 2001.

EXHIBIT 1.1(A)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment and
Assumption") is dated as of the Effective Date set forth below and is entered into by and between
[Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").
Capitalized terms used but not defined herein shall have the meanings given to them in the
Amended and Restated Credit Agreement identified below (as the same may be amended, restated, modified, or supplemented, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this
Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the
Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement,
as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the
Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the
Assignor under the respective facilities identified below (including, without limitation, any
Letters of Credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the
Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the
"Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor: ______________________________
2. Assignee: ______________________________
[and is an Affiliate of [identify Lender]]
3. Borrower: The North American Coal Corporation
4. Administrative Agent: PNC BANK, NATIONAL ASSOCIATION, as the
administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement dated as of August 11, 2017, among
The North American Coal Corporation, the Lenders party thereto and PNC Bank,
National Association, as Administrative Agent.
6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment / Loans[1]	CUSIP Number
Revolving Credit Commitment	$	$	%
7. [Trade Date: ______________]2

________________________________________
1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
2 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[SIGNATURE PAGE - ASSIGNMENT AND ASSUMPTION AGREEMENT]

Effective Date: ________________, 201___ [TO BE INSERTED BY
ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF
RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
________________________________________
By:
Name:
Title:

ASSIGNEE
________________________________________
By:
Name:
Title:

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

______________________________

3 Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

[SIGNATURE PAGE - ASSIGNMENT AND ASSUMPTION AGREEMENT]

Consented to:4

THE NORTH AMERICAN COAL CORPORATION,
a Delaware corporation

By:
Name:
Title:

______________________________

4 If applicable

ANNEX 1
THE NORTH AMERICAN COAL CORPORATION
$150,000,000 CREDIT FACILITY
STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1.     Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its
Subsidiaries or Affiliates or any other Person of any of their respective obligations under any
Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a
Lender under the Credit Agreement, (ii) it meets all requirements of an assignee under the Credit
Agreement (subject to receipt of such consents as may be required under the Credit Agreement),
(iii) from and after the Effective Date, it shall be bound by the provisions of the Credit
Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 [Reporting
Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is not incorporated under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the
Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the
Effective Date and to the Assignee for amounts which have accrued from and after the Effective
Date.

3.     General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This
Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this
Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its conflict of laws principles.

EXHIBIT 1.1(N)(1)

[AMENDED AND RESTATED] REVOLVING CREDIT NOTE

$______________                                 Pittsburgh, Pennsylvania
August 11, 2017

FOR VALUE RECEIVED, the undersigned, THE NORTH AMERICAN COAL
CORPORATION, a Delaware corporation (herein called the "Borrower"), hereby promises to pay to _________________________________ or its registered assigns (the "Lender"), the lesser of (i) the principal sum of ______________________________ Dollars
(US$____________), or (ii) the aggregate unpaid principal balance of all Revolving Credit
Loans made by the Lender to the Borrower pursuant to that certain Amended and Restated Credit
Agreement, dated as of even date herewith, among the Borrower, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable by 2:00 p.m. Pittsburgh,
Pennsylvania time on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this
Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the
Credit Agreement and the other Loan Documents at a rate per annum as set forth in
Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the holder hereof, in lawful money of the United States of
America in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit
Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. Except for notices expressly required by the Loan Documents, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit
Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

[This Note dated as of the date hereof and delivered in connection with the Credit
Agreement amends and restates that certain revolving credit note delivered previously to the
Lender (as the same may have been amended, restated, modified, replaced, or supplemented prior to the date hereof) (the "Original Note") payable by the Borrower to the Lender under the
Existing Credit Agreement. This Note is not intended to constitute, and does not constitute an interruption, suspension of continuity, discharge of prior duties, termination, novation or satisfaction of the obligations, indebtedness or liabilities represented by the Original Note.]

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.

THE NORTH AMERICAN COAL
CORPORATION
By: _______________________[Seal]
Name:
Title:

EXHIBIT 1.1(N)(2)

SWING LOAN NOTE

$15,000,000                                     Pittsburgh, Pennsylvania
August 11, 2017

FOR VALUE RECEIVED, the undersigned, THE NORTH AMERICAN COAL
CORPORATION, a Delaware corporation (herein called the "Borrower"), hereby unconditionally promises to pay to PNC BANK, NATIONAL ASSOCIATION or its registered assigns (the "Lender"), the lesser of (a) the principal sum of FIFTEEN MILLION
Dollars (US$15,000,000), or (b) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrower pursuant to that certain Amended and Restated Credit Agreement, dated as of even date herewith, among the Borrower, the other Lenders now or hereafter party thereto, and the Lender, as administrative agent for the other lenders party thereto (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), payable with respect to each
Swing Loan evidenced hereby on the earlier of (i) demand by the Lender or (ii) by 2:00 p.m.
Pittsburgh, Pennsylvania time on the Expiration Date or at such other time specified in the Credit
Agreement.

The Borrower shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding hereunder from the date hereof at the rate per annum and on the date(s)
provided in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding
Swing Loans evidenced by this Note at a rate per annum as set forth in Section 4.3 of the Credit
Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of
America in immediately available funds.

This Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the
Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions and liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on demand or otherwise, on account of principal hereof prior to maturity upon the terms and conditions therein specified.
All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement. Except for notices expressly required by the Loan
Documents, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

The Borrower acknowledges and agrees that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Note without prior notice to the Borrower.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflict of laws principles.

The Borrower acknowledges and agrees that a telecopy transmission to Administrative
Agent or the Lender of signature pages hereof purporting to be signed on behalf of Borrower shall constitute effective and binding execution and delivery hereof by Borrower.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officers with the intention that it constitute a sealed instrument.

THE NORTH AMERICAN COAL
CORPORATION
By: ________________________[Seal]
Name:
Title:

EXHIBIT 2.5.1

LOAN REQUEST

TO:         PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 4th Floor
500 First Avenue
P7-PFSC-04-I
Pittsburgh, PA 15219
Telephone No.: (412) 762 - 6442
Telecopier No.: (412) 762 - 8672
Attn: Agency Services

FROM:     The North American Coal Corporation, a Delaware corporation (the "Borrower")
RE:         Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the "Credit Agreement"), dated as of August 11, 2017, by and among The North American Coal Corporation, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the
"Administrative Agent").

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.     Pursuant to Section 2.5.1 [Revolving Credit Loan Requests] of the Credit Agreement, the
undersigned Borrower irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:

1.(a)     ___________    A new Revolving Credit Loan, OR
Renewal of the LIBOR Rate Option applicable to an outstanding
_______________ Revolving Credit Loan originally made on
_________ , 20__, OR

___________    Conversion of the Base Rate Option applicable to an outstanding
_______________ Revolving Credit Loan originally made on
_________, 20__ to a Revolving Credit Loan to which the LIBOR
Rate Option applies, OR

___________    Conversion of the LIBOR Rate Option applicable to an outstanding
_______________ Revolving Credit Loan originally made on
__________ __, 20__ to a Revolving Credit Loan to which the Base
Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1.(b) below and fill in blank spaces in line next to line]:

1.(b)(i)     _________    Under the Base Rate Option. Such Revolving Credit Loan shall have a Borrowing Date of __________, 20___ (which date shall be (i) the same Business Day of receipt by the Administrative Agent by
10:00 a.m. Pittsburgh time of this Loan Request for making a new
Revolving Credit Loan to which the Base Rate Option applies (or if received after 10:00 a.m., the next Business Day), or (ii) the last day of the preceding Interest Period if a Revolving Credit Loan to which the
LIBOR Rate Option applies is being converted to a Revolving Credit
Loan to which the Base Rate Option applies).

OR

(ii) ________     Under the LIBOR Rate Option. Such Revolving Credit Loan shall have a Borrowing Date of _____________, 20__ (which date shall be three (3) Business Days after the Business Day of receipt by the
Administrative Agent by 10:00 a.m. Pittsburgh, Pennsylvania time of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Revolving Credit Loan to which the LIBOR Rate Option applies, or converting a Revolving
Credit Loan to which the Base Rate Option applies to a Revolving
Credit Loan to which the LIBOR Rate Option applies).

2.     Such Revolving Credit Loan is in the principal amount of U.S. $_____________
or the principal amount to be renewed or converted is U.S. $_____________

[for Revolving Credit Loans under Section 2.5.1 not to be less than $5,000,000 and in integral multiples of $1,000,000 for each Borrowing Tranche under the
LIBOR Rate Option and in integral multiples of $1,000,000 and not less than the lesser of $5,000,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option].

3.     [Complete blank below if the Borrower is selecting the LIBOR Rate Option]:
Such Loan shall have an Interest Period of [one week, two weeks or one, two, three, or six Month(s)]:
_______________________________

B         As of the date hereof and the date of making of the above-requested Revolving Credit Loan
(and after giving effect thereto): the Borrower has performed and complied with all covenants and conditions of the Credit Agreement; all of Borrower's representations, warranties and covenants subject to a materiality or Material Adverse Change clause therein are true and correct and all other representations, warranties and covenants are true and correct in all material respects (in each case except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein);
no Event of Default or Potential Default has occurred and is continuing; the making of such
Revolving Credit Loan shall not contravene any Law applicable to the Borrower or any other Loan Party; and the making of any Revolving Credit Loan shall not cause the aggregate Revolving Facility Usage to exceed the Commitments.

C         Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

1    ________     Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $_______________.

2     ________    Funds to be wired per the following wire instructions:
U.S. $_________________ Amount of Wire Transfer
Bank Name: _____________________
ABA: __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________

3     _________    Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LOAN REQUEST]

The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on _______________, 20___.

THE NORTH AMERICAN COAL
CORPORATION

By:
Name:
Title:

EXHIBIT 2.5.2

SWING LOAN REQUEST

TO:         PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 4th Floor
500 First Avenue
P7-PFSC-04-I
Pittsburgh, PA 15219
Telephone No.: (412) 762 - 6442
Telecopier No.: (412) 762 - 8672
Attn: Agency Services

FROM:     The North American Coal Corporation, a Delaware corporation (the "Borrower")

RE:         Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the "Credit Agreement"), dated as of August 11, 2017, by and among The North American Coal Corporation, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the
"Administrative Agent").

Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement.

Pursuant to Section 2.5.2 of the Credit Agreement, the Borrower hereby makes the following Swing Loan Request:

1.     Aggregate principal amount of such Swing
Loan (may not be less than $100,000)        U.S. $_____________________________

2.     Proposed Borrowing Date
(which date shall be on or after the date on
which the Administrative Agent receives this
Swing Loan Request, with such Swing Loan
Request to be received no later than 12:00 p.m.
Pittsburgh, Pennsylvania time on the
Borrowing Date)                    ___________________________________

3.     As of the date hereof and the date of making of the above-requested Swing Loan
Request (and after giving effect thereto): the Borrower has performed and complied with all covenants and conditions of the Credit Agreement; all of Borrower's representations, warranties and covenants subject to a materiality or Material
Adverse Change clause therein are true and correct and all other representations, warranties and covenants are true and correct in all material respects (in each case except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing; the making of such Loan shall not contravene any
Law applicable to the Borrower or any other Loan Party; and the making of any
Swing Loan shall not cause the aggregate Revolving Facility Usage to exceed the
Commitments.

4.     Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

A.    _________     Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $_______________.

B.     __________    Funds to be wired per the following wire instructions:
U.S. $_________________ Amount of Wire Transfer
Bank Name: _____________________
ABA: __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________

C.     ___________    Funds to be wired per the attached Funds Flow (multiple wire transfers).

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SWING LOAN REQUEST]

The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ________________, 20___.

THE NORTH AMERICAN COAL
CORPORATION

By:
Name:
Title:

EXHIBIT 2.12

LENDER JOINDER AND ASSUMPTION AGREEMENT

THIS LENDER JOINDER AND ASSUMPTION AGREEMENT (the "Joinder") is made as of ____________, 20__ (the "Effective Date") by ____________________________, (the
"New Commitment Provider").

Background

Reference is made to the Amended and Restated Credit Agreement dated as of August
11, 2017 among The North American Coal Corporation, a Delaware corporation (the
"Borrower"), the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent (the "Administrative Agent") (as the same has been and may hereafter be modified, supplemented, amended or restated, the "Credit Agreement"). Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Agreement

In consideration of the Lenders permitting the New Commitment Provider to become a
Lender under the Credit Agreement, the New Commitment Provider agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit
Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Commitment Provider remains a party to the Credit Agreement, such New
Commitment Provider shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a
Lender and shall be entitled to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. The New Commitment Provider hereby acknowledges that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date and the executed original of its Revolving Credit Note dated the Effective Date issued by the Borrower under the
Credit Agreement in the face amount of $_____________.

The Commitments and Ratable Shares of the New Commitment Provider and each of the other Lenders are as set forth on Schedule 1.1(B) to the Credit Agreement. Schedule 1.1(B) to
the Credit Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(B) hereto. Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche. Notwithstanding the foregoing on the date hereof, the Borrower shall repay all outstanding Loans to which either the Base Rate
Option or the LIBOR Rate Option applies and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Commitment
Provider) according to the Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 5.10 [Indemnity].

The New Commitment Provider is executing and delivering this Joinder as of the
Effective Date and acknowledges that it shall: (A) share ratably in all Base Rate Loans borrowed by the Borrower on and after the Effective Date; (B) participate in all new LIBOR Rate Loans borrowed by the Borrower on and after the Effective Date according to its Ratable Share; and
(C) participate in all Letters of Credit outstanding on the Effective Date according to its Ratable
Share.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Commitment Provider has duly executed and delivered this Joinder as of the Effective Date.

[NEW COMMITMENT PROVIDER]

By:
Name:
Title:

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

BORROWER:

THE NORTH AMERICAN COAL CORPORATION

By:
Name:
Title:

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS

SCHEDULE 1

OUTSTANDING TRANCHES

EXHIBIT 5.9.7(A)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of August 11, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The North American Coal Corporation (the "Borrower"), KeyBank National Association, as Syndication Agents and PNC Bank, National Association, as Administrative Agent (the "Administrative Agent") and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 5.9.7(B)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of August 11, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The North American Coal Corporation (the "Borrower"), KeyBank National Association, as Syndication Agents and PNC Bank, National Association, as Administrative Agent (the "Administrative Agent") and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 5.9.7(C)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of August 11, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The North American Coal Corporation (the "Borrower"), KeyBank National Association, as Syndication Agents and PNC Bank, National Association, as Administrative Agent (the "Administrative Agent") and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 5.9.7(D)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of August 11, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The North American Coal Corporation (the "Borrower"), KeyBank National Association, as Syndication Agents and PNC Bank, National Association, as Administrative Agent (the "Administrative Agent") and each lender from time to time party thereto.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT 8.3.3

QUARTERLY COMPLIANCE CERTIFICATE
OF BORROWER

This certificate is delivered pursuant to Section 8.3.3 of that certain Amended and
Restated Credit Agreement dated as of August 11, 2017 (the "Credit Agreement") by and among
The North American Coal Corporation, the Lenders party thereto and PNC Bank, National
Association, as administrative agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ______________________, the ___________ [President/Chief
Executive Officer/Chief Financial Officer/Treasurer] of the Borrower, in such capacity does hereby certify on behalf of the Borrower as of the [quarter/year] ended _________________,
20___ (the "Report Date"), as follows:

(1)     Indebtedness (Section 8.2.1).

(A)     As of the Report Date, the aggregate amount of Indebtedness consisting of capital leases and set forth in Section 8.2.1(i)(E) of the Credit Agreement is
$_____________, which amount does not exceed $50,000,000.

(B)     As of the Report Date, the aggregate amount of unsecured Indebtedness set forth in Section 8.2.1(i)(F) of the Credit Agreement is $_____________, which amount does not exceed $25,000,000.

(C)     As of the Report Date, the Borrower has entered into the following Lender
Provided Interest Rate Hedges or other Interest Rate Hedges approved by the
Administrative Agent:

(2)     Loans and Investments (Section 8.2.4). As of the Report Date, the Borrower and its
Subsidiaries have invested no more than $______________, which does not exceed $15,000,000, in any one Joint Venture and the aggregate amount of investments in all Joint Ventures is
$_____________, which amount does not exceed $45,000,000.

(3)     Maximum Debt/EBITDA Ratio (Section 8.2.16). As of the Report Date, the
Debt/EBITDA Ratio of the Borrower and its Consolidated Subsidiaries for the four fiscal quarters most recently ending is _________________ (insert ratio from (3)(C) below), which ratio is not greater than 3.00 to 1.0.

The Debt/EBITDA Ratio shall be computed as follows:

(A)     Consolidated Debt of Borrower and its Consolidated
Subsidiaries, as of the Report Date, calculated as
follows:

(i)     liabilities for borrowed money payable within one
year                                         $______________

(ii)     Guaranties of Indebtedness by the Borrower or its
Consolidated Subsidiaries described in item (3)(A)(i) (other than Guaranties especially excepted from the definition of
Consolidated Current Debt)                            $______________

(iii)     liabilities for borrowed money other than
Consolidated Current Debt and Indebtedness of the Borrower
owed to any of its Subsidiaries                        $______________

(iv)     liabilities for borrowed money secured by any
lien on any real or personal property owned by the Borrower or
its Consolidated Subsidiaries                        $______________

(v)     any Obligations with respect to capital leases of
the Borrower and its Consolidated Subsidiaries $
(vi) Guaranties of Indebtedness by the Borrower or its
Consolidated Subsidiaries described in items (3)(A)(iii)
through (v) (other than Guaranties that constitute Consolidated
Current Debt)                                $______________

(vii)     the sum of items (3)(A)(i) through (3)(A)(vi)
equals Consolidated Debt                             $______________

(B)     Consolidated EBITDA for the four fiscal quarters then
ending, calculated in accordance with GAAP, as
follows:

(i)     Consolidated Net Income                    $______________

(ii)     income tax expense                        $______________

(iii)     Consolidated Interest Expense                $______________

(iv)     depreciation and amortization expense            $______________

(v)     depletion expense                        $______________

(vi)     Office and Building Lease Payments                $______________

(vii) the product of equity earnings on unconsolidated
Affiliates multiplied by the tax rate of such unconsolidated            $______________

(viii)     quity advances and capital contributions made to
the Borrower or any of its Consolidated Subsidiaries in cash during such period or within thirty (30) days following the end of such period and specifically designated for allocation to
such period and not in the period in which made                $______________

(ix)     to the extent included in the determination of
Consolidated Net Income, non-cash extraordinary items of
gain or loss                                    $______________

(x)     to the extent included in the determination of
Consolidated Net Income, non-recurring gains or losses
including gains and losses from the sale of assets                $______________

(xi)     to the extent included in the determination of
Consolidated Net Income, any items of gain or loss of any
Person (other than a Person in which the Borrower owns all of the outstanding equity interests) which is accounted for by the
Borrower on the equity method of accounting                $______________

(xii)     to the extent included in the determination of
Consolidated Net Income, any losses (after excluding the items contained in clauses (ix), (x) and (xi) above), related to the ongoing operations in the course of closing Centennial Natural
Resources in an amount not to exceed $3,000,000 in the
aggregate per twelve-month period                        $______________

(xiii)     the sum of items (3)(B)(i) through (3)(B)(viii)
minus item (3)(B)(ix) through (3)(B)(xii) equals Consolidated
EBITDA                                    $______________

(C)     item (3)(A)(vii) divided by item (3)(B)(xiii) equals the
Debt/EBITDA Ratio                                 _____ to 1.0
(4)     Minimum Interest Coverage Ratio (Section 8.2.17). As of the Report Date, the
Consolidated Interest Coverage Ratio of the Borrower and its Consolidated Subsidiaries for the
four fiscal quarters most recently ending is _________________ (insert ratio from (4)(C) below), which is not less than 4.0 to 1.0.

The Consolidated Interest Coverage Ratio shall be computed as follows:

(A)     Consolidated EBITDA for the four fiscal quarters then
ending as set forth in item (3)(B)(xiii)                $______________

(B)     Consolidated Interest Expense as set forth in
item (3)(B)(iii)                             $______________

(C)     item (4)(A) divided by item (4)(B) equals the
Consolidated Interest Coverage Ratio                    _____ to 1.0

(5)     Representations, Warranties and Covenants. The representations and warranties of the
Borrower contained in Section 6 of the Credit Agreement and in the other Loan Documents subject to a materiality or Material Adverse Change clause therein are true and correct and all other representations, warranties and covenants are true and correct in all material respects as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (in each case except representations and warranties which expressly relate solely to an earlier date or time), and the Borrower has performed and complied with, or caused to be performed and complied with, all covenants and conditions of the Credit
Agreement to be performed or complied with by the Borrower.

(6)     Event of Default or Potential Default. No Event of Default or Potential Default has
occurred and is continuing as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE 1 OF 1 TO

QUARTERLY COMPLIANCE CERTIFICATE

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20___.

THE NORTH AMERICAN COAL
CORPORATION

By:
Name:
Title: